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The information in this preliminary prospectus supplement and the prospectus to which it relates is not complete and may be changed. This preliminary prospectus supplement and the prospectus to which it relates do not constitute an offer to sell these securities and do not solicit an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Commission File No. 333-127160

           Subject to Completion. Dated November 1, 2005.

$1,000,000,000

Qwest Communications International Inc.

% Convertible Senior Notes due 2025

          The notes will bear interest at a rate of    % per annum. We will pay interest on the notes on May 15 and November 15 of each year, beginning May 15, 2006. The notes will mature on November 15, 2025.

          Notes may be converted, subject to certain conversion conditions, prior to maturity (unless earlier repurchased or redeemed) at the option of the holder into the consideration described below at the initial conversion rate of             shares of our common stock per $1,000 in principal amount of notes, which is equal to an initial conversion price of $         per share. In respect of each $1,000 in principal amount of notes, the conversion consideration will consist of (a) cash in an amount equal to the lesser of (1) the principal amount of each note or (2) the conversion value (as described in this prospectus supplement) of such note; and (b) a number of shares of our common stock equal to the sum of the daily trading share amounts (calculated as described in this prospectus supplement) for each of the 20 consecutive trading days during the applicable conversion reference period (as described in this prospectus supplement).

          Shares of our common stock are traded on the New York Stock Exchange under the symbol "Q." The closing sale price of our common stock on October 31, 2005 was $4.36 per share.

          The notes are not redeemable prior to November 20, 2008. At any time on or after November 20, 2008, and before November 20, 2010, if the closing sale price of our common stock for at least 20 trading days in the 30 consecutive trading day period ending on the date one day prior to the date of a notice of redemption is greater than 130% of the applicable conversion price on the date of such notice, we may redeem the notes in whole or in part at a cash redemption price equal to the sum of (1) 100% of the principal amount of the notes to be redeemed; plus (2) a make-whole premium (as defined in this prospectus supplement); plus (3) accrued and unpaid interest, if any, on the principal amount of the notes redeemed to the date of redemption. On or after November 20, 2010, we may at our option redeem the notes, in whole or in part, at a cash redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

          You may require us to repurchase, for cash, all or a portion of your notes on each of November 15, 2010, 2015, and 2020 at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. You also may require us to repurchase, for cash, all or a portion of your notes upon the occurrence of a fundamental change (as defined in this prospectus supplement) at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date or, in certain cases, to convert your notes into conversion consideration at an increased conversion rate based on the price paid per share of our common stock.

          The notes will be QCII's senior unsecured obligations and will rank pari passu with all of QCII's other senior unsecured debt and senior to all of QCII's future subordinated debt. The notes will be structurally subordinated to all present and future debt and other obligations of QCII's subsidiaries, including certain of QCII's debt which is guaranteed by certain of QCII's subsidiaries to the extent of the value attributable to any such guarantee. In addition, the notes are effectively subordinated to all present and future secured debt of QCII to the extent of the value of the collateral securing such debt.

          We do not intend to apply for a listing of the notes on any national securities exchange or for inclusion of the notes on any automatic quotation system.

          See "Risk Factors" beginning on page S-10 to read about important factors you should consider before buying any notes.

          Neither the Securities and Exchange Commission nor any regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public Offering Price	%	$
Underwriting Discount	%	$
Proceeds (before expenses)%		$

          The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from the date of original issuance, expected to be November    , 2005.

          To the extent the underwriters sell more than $1,000,000,000 in principal amount of notes, the underwriters will have the option to purchase up to an additional $150,000,000 in principal amount of notes from us at the offering price less the underwriting discount.

          The underwriters expect to deliver the notes through The Depository Trust Company against payment in New York, New York on November    , 2005.

Sole Book-Running Manager
Goldman, Sachs & Co.

Co-Lead Managers

Credit Suisse First Boston	Morgan Stanley

Co-Managers

Citigroup	Lehman Brothers	Wachovia Securities

Prospectus Supplement dated November    , 2005.

          As used in this prospectus supplement, unless the context otherwise requires or indicates:

  •
  "QCII" and the "Company" refer to Qwest Communications International Inc., a Delaware corporation, which is the issuer of the notes;

  •
  "QSC" refers to Qwest Services Corporation, a Colorado corporation, which is a wholly-owned subsidiary of QCII;

  •
  "QCF" refers to Qwest Capital Funding, Inc., a Colorado corporation, which is a wholly-owned finance subsidiary of QCII;

  •
  "QCC" refers to Qwest Communications Corporation, a Delaware corporation, which is a wholly-owned subsidiary of QSC;

  •
  "QC" refers to Qwest Corporation, a Colorado corporation, which is also a wholly-owned subsidiary of QSC; and

  •
  "Qwest," "we," "us," and "our" refer to QCII and its consolidated subsidiaries, including QSC, QCF, QCC and QC.

S-i

FORWARD-LOOKING STATEMENTS

          This prospectus supplement and the accompanying prospectus contain forward-looking statements about our financial condition, results of operations and business. These statements include, among others:

  •
  statements concerning the benefits that we expect will result from our business activities and certain transactions we have completed, such as increased revenue, decreased expenses and avoided expenses and expenditures; and

  •
  statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

          These statements may be made expressly in this prospectus supplement or may be incorporated by reference to other documents we have filed or will file with the Securities and Exchange Commission (the "SEC"). You can find many of these statements by looking for words such as "may," "could," "should," "plan," "believes," "expects," "anticipates," "estimates," or similar expressions used in this prospectus supplement and the accompanying prospectus or documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

          These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by us in those statements. Some of these risks are described below under "Risk Factors" and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2004 (the "2004 Form 10-K") and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 (collectively, the "2005 Form 10-Qs").

          These risk factors should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Given these uncertainties, we caution investors not to unduly rely on our forward-looking statements. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. Further, the information about our intentions contained in this document is a statement of our intention as of the date of this prospectus supplement and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and our assumptions as of such date. We may change our intentions, at any time and without notice, based upon any changes in such factors, in our assumptions or otherwise.

ADDITIONAL INFORMATION

          This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3, Registration No. 333-127160, which we filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). We refer you to this registration statement for further information concerning us and this offering of securities.

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access and read our SEC filings, including the complete registration statement and all exhibits to it, over the Internet at the SEC's web site at http://www.sec.gov. This uniform resource locator is an inactive textual reference only and is not intended to incorporate the contents of the SEC website into this prospectus supplement.

          You may read and copy any document we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Room 150, Washington, D.C. 20549. You may also request copies of the documents that we file with the SEC by writing to the SEC's Public Reference Room,

S-ii

100 F Street, N.E., Room 150, Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) 732-0330 for further information on the operations of the Public Reference Room and copying charges.

          Our SEC filings are also available at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005. We also post our SEC filings on our website at http://www.qwest.com. Information contained on our website is not intended to be incorporated by reference in this prospectus supplement, and you should not consider that information a part of this prospectus supplement. Our website address is included in this prospectus supplement as an inactive textual reference only.

          The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose important information to you by referring you to other documents that contain that information. The information incorporated by reference is an important part of this prospectus supplement. Any information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the information contained or incorporated by reference in this prospectus supplement. We incorporate by reference in this prospectus supplement the following documents filed by us with the SEC:

  •
  the description of our common stock contained in our Form 8-A, filed on December 27, 1999, including any amendment or report filed for the purpose of updating this description;

  •
  our Annual Report on Form 10-K for the year ended December 31, 2004, filed on February 18, 2005, which incorporates by reference certain portions of our proxy statement dated April 6, 2005;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 3, 2005, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 2, 2005, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 1, 2005; and

  •
  our Current Reports on Form 8-K, filed on February 16, 2005, February 17, 2005, February 18, 2005, February 22, 2005, February 24, 2005, March 1, 2005, March 2, 2005, March 4, 2005, March 14, 2005, March 31, 2005, May 2, 2005, May 13, 2005, June 3, 2005, June 10, 2005, June 23, 2005, July 15, 2005, August 24, 2005 (two filed on this date), September 16, 2005 (two filed on this date), and October 24, 2005.

          All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus supplement and prior to the termination of all offerings made pursuant to this prospectus supplement also will be deemed to be incorporated herein by reference and will automatically update information in this prospectus supplement. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

          Statements made in this prospectus supplement or in any document incorporated by reference in this prospectus supplement as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus supplement is a part or as an exhibit to the documents incorporated by reference.

          We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus supplement and any exhibits specifically incorporated by reference in those documents. You may request copies of these filings from us by mail at the following address: Corporate Secretary, Qwest Communications International Inc., 1801 California Street, Denver, Colorado 80202, or by telephone at the following telephone number: (303) 992-1400.

S-iii

SUMMARY

          The following summary contains basic information about us and this offering, but does not contain all the information that may be important to you. For a more complete understanding of this offering, we encourage you to read carefully this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. You should carefully consider the information set forth under "Risk Factors." In addition, certain statements are forward-looking statements, which involve risks and uncertainties. See "Forward-Looking Statements." All financial data provided in this prospectus supplement are the financial data of QCII and its consolidated subsidiaries unless otherwise disclosed. Unless otherwise indicated, all information in this prospectus supplement assumes that the underwriters will not exercise their option to purchase additional notes.

The Company

          We provide local telecommunications and related services, long-distance services and wireless, data and video services within our local service area, which consists of the 14-state region of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming. We also provide long-distance services and reliable, scalable and secure broadband data and voice communications outside our local service area as well as globally.

          We previously provided directory publishing services in our local service area. In November 2002, we sold our directory publishing business in seven of the 14 states in which we offered these services. In September 2003, we sold the directory publishing business in the remaining states. As a consequence, the results of operations of our directory publishing business are included in income from discontinued operations in our consolidated statements of operations.

          We currently operate in three segments:

  •
  wireline services;

  •
  wireless services; and

  •
  other services.

          We market and sell our products and services to consumer and business customers. In general, our business customers fall into the following categories:

  •
  small businesses;

  •
  national and global businesses;

  •
  governmental entities; and

  •
  public and private educational institutions.

          We also provide our products and services to other telecommunications providers who purchase our products and services on a wholesale basis. We seek to distinguish ourselves from our competitors through our recent and continuing customer service initiatives.

Recent Developments

          Settlement of Consolidated Securities Action.    On October 31, 2005, QCII and the putative class representatives in the consolidated securities action pending in federal district court in Colorado, In re Qwest Communications International Inc. Securities Litigation, entered into a Memorandum of Understanding, or MOU, to settle that case. Subject to certain conditions, the MOU requires the parties to execute an agreement substantially in the form of the settlement agreement attached to the MOU. Under the contemplated settlement agreement, we would pay a total of $400 million in cash — $100 million 30 days after preliminary approval of the proposed settlement by the federal district court in Colorado, $100 million 30 days after final approval of the settlement by the court, and $200 million on January 15, 2007, plus interest at 3.75% per annum on the $200 million between the date of the final approval by the court and the date of payment. The contemplated settlement agreement would settle the individual claims of the putative class representatives and the claims of the class they purport to represent against us and all defendants other than two former executive officers of QCII. The contemplated settlement agreement would be subject to a number of conditions and future contingencies as described in Note 10 — Commitments and Contingencies to our condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the "2005 Third Quarter 10-Q"). See the 2005 Third Quarter 10-Q for a discussion of this lawsuit and other litigation matters.

          QSC Tender Offer.    On November 1, 2005, QSC commenced a cash tender offer (the "QSC Tender Offer") for the approximately $2.232 billion outstanding principal amount of its 13.50% Senior Subordinated Secured Notes due 2010 (the "13.50% QSC Notes"), the approximately $641 million outstanding principal amount of its 14.00% Senior Subordinated Secured Notes due 2014 (the "14.00% QSC Notes") and the approximately $52 million outstanding principal amount of its 13.00% Senior Subordinated Secured Notes due 2007 (the "13.00% QSC Notes," and together with the 13.50% QSC Notes and the 14.00% QSC Notes, the "Existing QSC Notes"). The maximum amount QSC would be required to pay for the purchase of the Existing QSC Notes (excluding accrued and unpaid interest) will not exceed $3 billion (the "Maximum Tender Amount"), which amount reflects an estimated aggregate premium over face value of approximately $439 million and an estimated aggregate premium over book value of approximately $351 million. See "Capitalization." QSC has the right, but not the obligation, to increase the Maximum Tender Amount. In connection with the QSC Tender Offer, QSC is also soliciting consents from a majority in aggregate principal amount of all holders of the Existing QSC Notes, voting together as a single group, to the adoption of proposed amendments to remove or modify substantially all of the restrictive covenants in the indenture governing the Existing QSC Notes (the "Covenant Amendment Consent") and from 66 2/3% in aggregate principal amount of all holders of Existing QSC Notes, voting together as a single group, to the release of all collateral securing the Existing QSC Notes and the guarantees thereof by QCII (the "Collateral Release Consent"). QSC's obligation to accept the Existing QSC Notes tendered is conditioned upon the consummation of this offering and certain other conditions. The QSC Tender Offer will expire on November 30, 2005, unless extended. If the Collateral Release Consent is obtained, concurrently with the release of all liens securing the Existing QSC Notes, all liens securing any notes issued by QCII shall also be released. In addition, we intend to call any untendered 13.00% QSC Notes for redemption on December 15, 2005, which is the earliest redemption date for such series of notes.

          QSC Credit Facility.    On October 21, 2005, QSC and QCII entered into a $850 million revolving credit facility that will mature on October 21, 2010 (the "2005 QSC Credit Facility") and cancelled QSC's $750 million revolving credit facility (the "2004 QSC Credit Facility"). The 2005 QSC Credit Facility is currently undrawn.

Corporate Information

          QCII, a Delaware corporation, was incorporated on February 18, 1997. QCII is the issuer of the notes.

          Pursuant to a merger with U S WEST, Inc. ("U S WEST") on June 30, 2000, which we refer to as the Merger, we acquired all of the outstanding common stock of U S WEST and its subsidiaries.

          Shares of our common stock are traded on the New York Stock Exchange under the symbol "Q." Our principal executive offices are located at 1801 California Street, Denver, Colorado 80202, and our telephone number is (303) 992-1400.

Our Corporate Structure

          The following chart illustrates, on a pro forma basis, the corporate structure and debt capitalization of QCII and its consolidated subsidiaries as of September 30, 2005, as adjusted for the following:

  •
  this offering; and

  •
  the consummation of the QSC Tender Offer, assuming approximately $2.561 billion in aggregate principal amount of the Existing QSC Notes is tendered and purchased for a cash purchase price of $3 billion (reflecting an estimated aggregate premium over face value of $439 million and an estimated aggregate premium over book value of approximately $351 million).

          This chart also reflects the entry into the 2005 QSC Credit Facility, which is currently undrawn.

          This chart is provided for illustrative purposes only and does not represent all legal entities of QCII and its consolidated subsidiaries or all obligations of such entities. For more information on our outstanding indebtedness, see "Description of Other Indebtedness."

Total Consolidated Debt: $15.6 billion (pro forma)(1)

(1)
Total consolidated debt consists of the face value of total current and long-term borrowings of QCII and its consolidated subsidiaries, adjusted for this offering and the consummation of the QSC Tender Offer, assuming approximately $2.561 billion in aggregate principal amount of the Existing QSC Notes is tendered and purchased, and further adjusted for a reduction of $58 million, which is the amount by which net unamortized debt discounts on certain debt exceed our capital lease obligations and other notes payable.

(2)
The notes will be senior unsecured obligations of QCII and will rank pari passu with all other senior unsecured debt of QCII and senior to all future subordinated debt of QCII. The notes will be structurally subordinated to all present and future debt and other obligations of QCII's subsidiaries, including certain debt of QCII which is guaranteed by certain QCII subsidiaries to the extent of the value attributable to any such guarantee. Additionally, QCII has provided secured guarantees with respect to the debt of QSC and has granted liens on its shares of QSC and QCF to secure obligations under approximately $69 million of other notes of QCII. Holders of such secured guarantees will have claims that are prior to your claims as holders of the notes to the extent of the value of the collateral securing such guarantees. If the Collateral Release Consent is obtained, the liens securing such guarantees will be released.

(3)
Includes $2,644 million in aggregate principal amount of notes guaranteed by QSC. The QSC guarantees are secured by a junior lien on the stock of QC and all debt owed to QSC (the "QSC Collateral"). Of such amount, $2,575 million is guaranteed on a senior subordinated basis by QSC (senior to the Existing QSC Notes) and on a senior unsecured basis by QCF. The guarantee by QSC of such notes (the "QSC Guarantee") is secured by the QSC Collateral. Such lien ranks senior to the lien securing the Existing QSC Notes but junior to liens securing senior debt of QSC. The amount of senior debt is limited pursuant to the terms of the indenture governing the notes. The remaining $69 million ranks pari passu with the Existing QSC Notes. If the Collateral Release Consent is obtained, the liens securing such guarantees will be released and the QSC Guarantee will become a senior unsecured obligation of QSC.

(4)
The QCF senior notes are guaranteed by QCII on a senior unsecured basis.

(5)
The 2005 QSC Credit Facility is secured by a first priority lien on the QSC Collateral. The 2005 QSC Credit Facility is currently undrawn and is therefore not reflected in our total consolidated debt.

(6)
The Existing QSC Notes are secured by a lien on the QSC Collateral, guaranteed by QCII and QCF, and are contractually subordinated to the QSC Guarantee. The guarantee by QCII is secured by a lien on the stock of QSC and QCF (the "QCII Collateral"). As described above, these liens will be released if the Collateral Release Consent is obtained.

The Offering

          The following is a summary of some of the terms of the notes offered hereby. For a more complete description of the terms of the notes, see "Description of Notes" in this prospectus supplement.

Issuer	Qwest Communications International Inc.
Securities Offered	$1,000,000,000 principal amount of % Convertible Senior Notes due 2025.
Overallotment Option
To the extent the underwriters sell more than $1,000,000,000 in principal amount of notes, the underwriters will have the option to purchase up to an additional $150,000,000 in principal amount of notes to cover such sales.
Interest	The notes will bear interest at an annual rate of %. Interest is payable on May 15 and November 15 of each year, beginning on May 15, 2006.
Maturity Date	November 15, 2025, unless earlier redeemed, repurchased or converted.
Conversion Conditions	Each $1,000 in principal amount of notes may be converted into the consideration described below under the following circumstances:
•
prior to November 15, 2024, during any conversion period (as defined in this prospectus supplement) if the closing sale price of our common stock for at least 20 trading days in the 30 consecutive trading day period ending on the first day of such conversion period is greater than 120% of the applicable conversion price on the first day of the conversion period;
•
prior to November 15, 2024, during the five consecutive business day period following any five consecutive trading day period in which the trading price of a note for each day of that trading period was less than 95% of the closing sale price of our common stock on such corresponding trading day, as multiplied by the applicable conversion rate;
•
if the notes are called for redemption, during the period commencing with the date on which the notice of redemption is first sent to the holders up until the close of business on the business day preceding the redemption date;
• at any time on or after November 15, 2024; or
• upon the occurrence of specified corporate transactions.

Conversion Consideration
For each $1,000 in principal amount of notes, the conversion consideration shall consist of (i) an amount of cash equal to the lesser of (a) the principal amount of such note, or (b) the conversion value of such note, and (ii) a number of shares of our common stock (the "residual value shares") equal to the sum of the daily trading share amounts (calculated as described in this prospectus supplement) for each of the 20 consecutive trading days during the applicable conversion reference period (as described in this prospectus supplement). We may elect to pay cash to holders of notes surrendered for conversion in lieu of all or a portion of the residual value shares issuable upon conversion of such notes.
Ranking
The notes will be QCII's senior unsecured obligations and will rank pari passu with all of QCII's other senior unsecured debt and senior to all of QCII's future subordinated debt. The notes will be structurally subordinated to all present and future debt and other obligations of QCII's subsidiaries, including certain of QCII's debt which is guaranteed by certain of QCII's subsidiaries to the extent of the value attributable to any such guarantee. In addition, the notes are effectively subordinated to all present and future secured debt of QCII.
Optional Redemption
The notes are not redeemable prior to November 20, 2008. At any time on or after November 20, 2008, and before November 20, 2010, if the closing sale price of our common stock for at least 20 trading days in the 30 consecutive trading day period ending on the day one day prior to the date of a notice of redemption is greater than 130% of the applicable conversion price on the date of such notice, we, at our option, may redeem all or a portion of the notes in whole or in part, at a redemption price in cash equal to the sum of (1) 100% of the principal amount of the notes to be redeemed, plus (2) a make-whole premium (as defined in this prospectus supplement), plus (3) accrued and unpaid interest, if any, on the principal amount of the notes redeemed to the date of redemption. We must make a make-whole payment in cash on all notes called for redemption prior to November 20, 2010, including notes converted after the date we sent the notice.

On or after November 20, 2010, we may at our option redeem the notes, in whole or in part, at a cash redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.
Sinking Fund	None.
Repurchase at Option of Holder on November 15, 2010, 2015 and 2020
On each of November 15, 2010, 2015 and 2020, holders will have the right to require us to purchase for cash any and all of their notes at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to the repurchase date.

Repurchase at Option of Holder Upon a Repurchase Event
If we undergo a fundamental change (as defined under "Description of Notes — Repurchase at Option of the Holder Upon a Repurchase Event"), holders will, subject to certain exceptions, have the right, at their option, to require us to purchase for cash any or all of their notes at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to the repurchase date.
Adjustment to Conversion Rate Upon a Fundamental Change
If a holder elects to convert notes in connection with a fundamental change, we will in certain circumstances increase the conversion rate by a specified number of additional shares, depending on the price paid per share for our common stock in such fundamental change transaction, as described under "Description of Notes — Adjustment to Conversion Rate Upon a Fundamental Change."
Use of Proceeds
We estimate that the net proceeds from this offering, after deducting estimated fees and expenses and the underwriting discounts, will be approximately $973 million ($1,119 million if the underwriters exercise their option to purchase additional notes in full). We intend to use the net proceeds from this offering, together with cash and cash equivalents, to fund the QSC Tender Offer. Any remaining net proceeds will be used for other general corporate purposes and potential future refinancing of indebtedness.
Listing	Our common stock is traded on the New York Stock Exchange under the symbol "Q."
Risk Factors
Investment in the notes involves risks. You should carefully consider the information under "Risk Factors" and all other information included in, or incorporated by reference into, this prospectus supplement and accompanying prospectus before investing in the notes.

Summary Historical Consolidated Financial and Other Data

          The following summary historical consolidated financial data for the nine-month periods ended September 30, 2005 and 2004 and as of September 30, 2005 are derived from, and qualified by reference to, our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement. The summary financial data for each of the years in the three-year period ended December 31, 2004 are derived from, and are qualified by reference to, our audited consolidated financial statements. This summary data should be read in conjunction with the consolidated financial statements for the years ended December 31, 2004 and 2003, the related notes and the independent registered public accounting firm's report, which refers to the adoption of certain new accounting standards, incorporated by reference in this prospectus supplement. Such consolidated financial statements are included in our filings with the SEC. This summary financial data should be read in conjunction with, and are qualified in their entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes, all of which are contained in such SEC filings. Our unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation of our financial condition and results of operations for such periods. Operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. Certain prior year balances have been reclassified to conform to the current year presentation.

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002
	(Unaudited)
	(Dollars in millions, except per share amounts)
Consolidated Statement of Operations Data:
Operating revenue	$10,423	$10,372	$13,809	$14,288	$15,371
Operating expenses	9,789	10,806	14,097	14,542	34,288
Operating (loss) income	634	(434)	(288)	(254)	(18,917)
(Loss) income from continuing operations	(251)	(1,655)	(1,794)	(1,313)	(17,618)
Net (loss) income	(251)	(1,655)	(1,794)	1,512	(38,468)
(Loss) earnings per share
Continuing operations:
Basic and diluted	(0.14)	(0.92)	(1.00)	(0.76)	(10.48)
Net (loss) income per share:
Basic and diluted	(0.14)	(0.92)	(1.00)	0.87	(22.87)
	As of September 30, 2005
	Actual	As Adjusted(1)
	(Unaudited) (Dollars in millions)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$2,311	$129
Short-term investments	580	580
Total assets	23,727	21,548
Total stockholders' deficit	(2,716)	(3,097)
Total debt(2)	17,229	15,580

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002
	(Unaudited)
	(Dollars in millions)
Other Financial Data:
Cash provided by operating activities	$1,588	$1,609	$1,848	$2,175	$2,388
Cash used for investing activities	(442)	(1,444)	(1,905)	(2,730)	(2,738)
Cash provided by (used for) financing activities	14	(217)	(158)	(4,856)	(789)
Capital expenditures	1,110	1,359	1,731	2,088	2,764
	Nine Months Ended September 30, 2005	Year Ended December 31,
		2004	2003	2002	2001	2000
Ratio of earnings to fixed charges (unaudited)(3)	nm	nm	nm	nm	nm	nm

nm
— not meaningful.

(1)
The adjusted balance sheet data as of September 30, 2005 have been adjusted from the actual balances to reflect the sale of the notes in this offering and the use of the net proceeds from this offering, together with approximately $2.182 billion ($2.036 billion if the underwriters exercise their option to purchase additional notes in full) of cash and cash equivalents, to fund the QSC Tender Offer and to pay the fees and expenses with respect thereto, assuming approximately $2.561 billion in aggregate principal amount of the Existing QSC Notes is tendered and purchased. See "Use of Proceeds" and "Capitalization." The QSC Tender Offer will result in a charge to our results of operations in the three months ending December 31, 2005. Using the assumptions described above, we estimate that the total charge will approximate $377 million. This amount includes fees and expenses for the QSC Tender Offer, as well as the amount by which the purchase price paid in the QSC Tender Offer exceeds the net carrying value of the debt being paid (including proportional amounts of unamortized debt premium and unamortized debt issuance costs).

(2)
Total debt includes current borrowings and long-term borrowings as reflected in our consolidated balance sheets.

(3)
"Earnings" for the purpose of this ratio are computed by adding income (loss) before income taxes, discontinued operations, cumulative effect of changes in accounting principles and fixed charges (excluding capitalized interest). "Fixed charges" consist of interest (including capitalized interest) on indebtedness and an interest factor on rentals. For the years ended December 31, 2004, 2003, 2002, 2001 and 2000, our earnings were insufficient to cover fixed charges. The amount of additional earnings needed to cover fixed charges was $1.7 billion, $1.8 billion, $20.1 billion, $7.5 billion and $2.1 billion for the years ended December 31, 2004, 2003, 2002, 2001 and 2000, respectively, and $248 million for the nine months ended September 30, 2005. We estimate that had we engaged in this offering and the QSC Tender Offer at the beginning of 2005, the amount of additional earnings that would have been needed to cover fixed charges for the nine months ended September 30, 2005 would have been approximately $50 million.

RISK FACTORS

          Before you invest in the notes, you should be aware that such investment carries various risks including those described below. We urge you to carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before you decide to invest in the notes.

Risks Relating to the Notes

Our high debt levels, the restrictive terms of our debt instruments and the substantial litigation pending against us pose risks to our viability and may make us more vulnerable to adverse economic and competitive conditions, as well as other adverse developments.

          We are highly leveraged. As of September 30, 2005, on an as adjusted basis after giving effect to the issuance of these notes and the consummation of the QSC Tender Offer, assuming approximately $2.561 billion in aggregate principal amount of the Existing QSC Notes is tendered and purchased, our consolidated debt would have been approximately $15.580 billion. See "Capitalization." A considerable amount of our debt obligations comes due over the next few years. While we currently believe we will have the financial resources to meet our obligations when they come due, we cannot anticipate what our future condition will be. We may have unexpected costs and liabilities and we may have limited access to financing.

          In addition to our periodic need to obtain financing in order to meet our debt obligations as they come due, we may also need to obtain additional financing or investigate other methods to generate cash (such as further cost reductions or the sale of assets) if cash provided by operations does not improve, if revenue and cash provided by operations continue to decline, if economic conditions weaken, if competitive pressures increase or if we become subject to significant judgments and/or settlements as further discussed in our 2005 Third Quarter 10-Q. We can give no assurance that such additional financing will be available on terms that are acceptable. Also, we may be impacted by factors relating to or affecting our liquidity and capital resources due to perception in the market, impacts on credit ratings or provisions in our financing agreements that may restrict our flexibility under certain conditions.

          On October 21, 2005, QSC and QCII entered into the 2005 QSC Credit Facility. The 2005 QSC Credit Facility has a cross payment default provision, and the 2005 QSC Credit Facility and certain of our other debt issues have cross acceleration provisions. When present, such provisions could have a wider impact on liquidity than might otherwise arise from a default or acceleration of a single debt instrument. Any such event could adversely affect our ability to conduct business or access the capital markets and could adversely impact our credit ratings.

          In addition, the 2005 QSC Credit Facility contains various limitations, including a restriction on using any proceeds from the facility to pay settlements or judgments relating to the investigation and securities actions discussed in Note 10—Commitments and Contingencies to our condensed consolidated financial statements in our 2005 Third Quarter 10-Q.

          Our high debt levels could adversely impact our credit ratings. Additionally, the degree to which we are leveraged may have other important limiting consequences, including the following:

  •
  placing us at a competitive disadvantage as compared with our less leveraged competitors, including some who have significantly reduced their debt through a bankruptcy proceeding;

  •
  making us more vulnerable to the current or future downturns in general economic conditions or in any of our businesses;

  •
  limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

  •
  impairing our ability to obtain additional financing in the future for working capital, capital expenditures or general corporate purposes.

Our debt agreements allow us to incur significantly more debt, which could exacerbate the other risks described herein.

          The terms of our debt instruments permit us to incur additional indebtedness, including secured indebtedness under certain circumstances. Such debt may be necessary to comply with regulatory obligations to maintain our assets, to satisfy regulatory service obligations, to adequately respond to competition or for financial reasons alone. Incremental borrowings or borrowings at maturities that impose additional financial risks to our various efforts to improve our financial condition and results of operations could exacerbate the other risks described herein.

QCII is a holding company and depends on subsidiaries to satisfy its obligations under the notes.

          As a holding company, QCII conducts substantially all of its operations through its subsidiaries, which own substantially all of its consolidated assets. Consequently, the principal source of cash to pay QCII's obligations, including obligations under the notes, is the cash that its subsidiaries generate from their operations. We cannot assure you that QCII's subsidiaries will be able to, or be permitted to, make distributions to enable QCII to make payments in respect of its obligations. Each of QCII's subsidiaries is a distinct legal entity and, under certain circumstances, applicable state laws, regulatory limitations and terms of our debt instruments may limit QCII's ability to obtain cash from its subsidiaries. While the indentures governing certain of our existing notes limit the ability of QCII's subsidiaries to restrict their ability to pay dividends or make other intercompany payments to QCII, these limitations are subject to certain qualifications and exceptions, which may have the effect of significantly restricting the applicability of those limits. In the event QCII does not receive distributions from its subsidiaries, QCII may be unable to make required payments on its indebtedness.

The notes are not guaranteed by our subsidiaries and are structurally subordinated to the indebtedness and other liabilities of these subsidiaries.

          QCII is the sole obligor under the notes. Our subsidiaries do not guarantee the notes and have no legal obligation to make payments on the notes or make funds available for those payments, whether by dividends, loans or other payments. The notes, therefore, are structurally subordinated to the indebtedness and other liabilities of our subsidiaries, including their guarantees of our other indebtedness. See "Description of Other Indebtedness" in this prospectus supplement. Accordingly, there may only be a limited amount of assets available to satisfy your claims as a holder of the notes.

          In the event of a bankruptcy, liquidation, reorganization or similar proceeding with respect to us or any of our subsidiaries, the assets of our subsidiaries will be available to us only after all outstanding liabilities of those subsidiaries have been paid in full. As of September 30, 2005, on an adjusted basis after giving effect to the issuance of these notes and the consummation of the QSC Tender Offer, assuming approximately $2.561 billion in aggregate principal amount of the Existing QSC Notes is tendered and purchased, our subsidiaries would have had approximately $15.580 billion of indebtedness, not including accounts payable, indebtedness to affiliates and other liabilities outstanding. See "Capitalization." The terms of our debt instruments permit these subsidiaries to incur additional indebtedness.

Holders of the notes will not have a secured claim against any of the assets of QCII.

          QCII has provided a guarantee for the benefit of holders of $2.9 billion of QSC's senior subordinated notes secured by pledges of the capital stock of QSC and QCF. QCII has also granted equal and ratable liens on the stock of QSC and QCF to secure its obligations in respect of QCII's 7.50% Senior Notes due 2008 and its 7.25% Senior Notes due 2008 of which $62 million and $7 million in aggregate principal amount were outstanding, respectively, as of September 30, 2005. Although this collateral will be released if the Collateral Release Consent is obtained, QCII may incur additional secured debt in the future.

          Holders of QCII's secured debt will have claims that are prior to your claims as holders of the notes to the extent of the value of the collateral securing that other debt. If QCII or QSC, as the case may be, becomes bankrupt or insolvent or is liquidated or if maturity of such debt obligations is accelerated, holders of such secured indebtedness will become entitled to exercise the remedies available to a secured party under applicable law and pursuant to the relevant agreements and instruments, including the ability to foreclose on and sell the collateral securing such debt or obligations. If they exercise such remedies, it is possible that QCII's remaining assets could be insufficient to repay the notes in full.

Certain conditions applicable to the conversion feature of the notes may limit your ability to freely convert your notes at any time.

          The notes are convertible into conversion consideration only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you will therefore not be able to receive the value of the common stock into which the notes would otherwise be convertible at such time. See "Description of Notes — Conversion of Notes." This contingent conversion feature could also adversely affect the value and the trading prices of the notes.

We may not have sufficient funds to pay, or may not be permitted to pay, the repurchase price of the notes upon a fundamental change or on any other repurchase date, or pay you cash upon conversion of your notes, as required by the indenture governing the notes.

          On November 15, 2010, November 15, 2015 and November 15, 2020, or following a fundamental change as described under "Description of Notes — Repurchase at Option of the Holder Upon a Repurchase Event," holders of notes may require us to repurchase their notes. In addition, upon conversion of the notes, we will be required to pay to the holder of a note a cash payment equal to the lesser of the principal amount of the notes being converted or the conversion value of those notes as described in the prospectus supplement. Such payments resulting from repurchases and in connection with conversions could be significant.

          In certain cases, our current and future senior debt may prohibit us from making those payments, or may restrict our ability to do so by requiring that we satisfy certain covenants relating to the making of restricted payments. If we are unable to pay the repurchase price or the conversion consideration, we could seek consent from our creditors under the applicable indenture or facility to make the payment. If we are unable to obtain their consent, we could attempt to refinance their debt. If we were unable to obtain a consent or refinance the debt, we would be prohibited from paying some or all of the repurchase price or the cash portion of the conversion consideration, in which case we would have an event of default under the indenture. An event of default under the indenture could result in a further event of default under our other then-existing debt. In addition, the occurrence of the fundamental change may be an event of default under our other debt, which could have a significant adverse effect on our financial condition.

          The term "fundamental change" is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement, if applicable, that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us. Furthermore, the definition of "fundamental change" in the indenture includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

The make-whole adjustment for notes converted in connection with a fundamental change may not adequately compensate you for the lost option time value of your notes as a result of such fundamental change.

          If a fundamental change occurs, under certain circumstances, we will increase the conversion rate according to a make-whole formula on notes converted in connection with such fundamental change. The amount of the increase will be determined based on the date on which the fundamental change becomes effective and the price paid per share of our common stock in the transaction constituting the fundamental change, as described below under "Description of Notes — Adjustment to Conversion Rate Upon a Fundamental Change." Although the make-whole increase is designed to compensate you for the lost option time value of your notes as a result of such fundamental change, the amount of the make-whole increase is only an approximation of such lost value and may not adequately compensate you for such loss. In addition, if the market price of our common shares at the time of such fundamental change is greater than $    per common share or less than $    per common share (in each case, subject to adjustment), we will not adjust the conversion rate of the notes.

The notes are not protected by restrictive covenants.

          The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving QCII except to the extent described under "Description of Notes — Repurchase at Option of the Holder Upon a Repurchase Event."

If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

          If you hold notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you in exchange for your notes and in limited cases under the antidilution adjustments of the notes. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

If any or all of our outstanding notes are converted into shares of our common stock, existing common stockholders will experience immediate dilution and, as a result, our stock price may go down.

          The notes offered hereby will be convertible, at the option of the holder, into conversion consideration that may include shares of our common stock. We have reserved shares of our authorized common stock for issuance upon conversion of the notes offered hereby. If any or all of the notes offered hereby are converted into shares of our common stock, our existing stockholders will experience immediate dilution and our common stock price may be subject to downward pressure.

The market price of the notes could be significantly affected by the market price of our common stock, which can be volatile, and other factors.

          We expect that the market price of the notes will be significantly affected by the market price of our common stock. This may result in greater volatility in the market price of the notes than would be expected for nonconvertible debt securities. The market price of our common stock will likely continue to fluctuate in response to the following factors, some of which are beyond our control:

  •
  quarterly fluctuations in our operating results;

  •
  changes in investors' and analysts' perception of the business risks and conditions of our business;

  •
  broader market fluctuations;

  •
  general economic and political conditions;

  •
  acquisitions and financings including the issuance of substantial number of shares of our common stock as consideration in acquisitions;

  •
  the issuance of a substantial number of shares of common stock in exchange for a reduction of debt or to pay settlements or judgments relating to the investigation and securities actions discussed in Note 10 — Commitments and Contingencies to our condensed consolidated financial statements in our 2005 Third Quarter 10-Q;

  •
  sale of a substantial number of shares held by the existing shareholders in the public market, including shares issued upon exercise of outstanding options or upon the conversion of the notes; and

  •
  general conditions in the telecommunications industry.

You cannot be sure that an active trading market will develop for the notes offered hereby.

          There is no existing trading market for the notes offered hereby. We do not intend to list the notes on any national securities exchange or to seek the admission of the notes for quotation on any automatic quotation system. There can be no assurance as to the development or liquidity of any market for the notes, the ability of the holders of the notes to sell their notes or the price at which the holders would be able to sell their notes.

          The liquidity of any trading market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. As a result, you cannot be sure that an active trading market will develop for the notes.

You may be subject to tax upon an adjustment to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

          The conversion rate of the notes is subject to adjustment for some events arising from stock splits and combinations, stock dividends, some cash dividends and some other actions by us that modify our capital structure. See "Description of Notes — Anti-dilution Adjustments." If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be required to include an amount in income for U.S. federal income tax purposes, notwithstanding the fact that you do not actually receive such distribution.

          If a fundamental change occurs on or prior to the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the fundamental change. See "Description of Notes — Adjustment to Conversion Rate Upon a Fundamental Change." The receipt of additional shares in connection with such increase may be treated as a distribution subject to U.S. federal income tax as a dividend. See "Certain United States Federal Income Tax Considerations — Consequences to U.S. Holders — Constructive Distributions."

Additional Risks Affecting Our Liquidity

The restrictive covenants in our debt instruments may affect our ability to operate our business successfully.

          The 2005 QSC Credit Facility and the terms of certain of the indentures governing our other long-term debt securities contain various provisions that limit our ability to, among other things:

  •
  incur or guarantee additional debt and issue preferred stock;

  •
  pay dividends or distributions on, or redeem or repurchase, capital stock;

  •
  make investments and other restricted payments;

  •
  issue or sell capital stock of restricted subsidiaries;

  •
  grant liens;

  •
  transfer or sell assets;

  •
  consolidate, merge or transfer all or substantially all of our assets; and

  •
  enter into transactions with affiliates.

          If we fail to repay any of our indebtedness when due, or fail to comply with the financial covenant restrictions contained in any agreements governing our indebtedness, the applicable creditors or their representatives could declare the entire amount owed under such indebtedness immediately due and payable. This could precipitate a bankruptcy or insolvency of our company.

If we are unable to renegotiate a significant portion of certain future purchase commitments, we may suffer related losses.

          As of December 31, 2004, our aggregate future purchase commitments totaled approximately $2.75 billion. We entered into these commitments, which obligate us to purchase network services and capacity, hardware or advertising from other vendors, with the expectation that we would use these commitments in association with projected revenue. In certain cases, as a result of changes in strategy or other factors, we no longer generate the revenue we originally projected to be associated with these commitments. Because we are in a rapidly changing industry, we always face the risk of other contracts becoming similarly underutilized. If we are unable to restructure or renegotiate our underutilized contracts (both existing and future) in a profitable manner, we could suffer from substantial ongoing expenses without associated revenue to offset the expenses related to these arrangements. In addition, we may incur losses in connection with these restructurings and renegotiations.

Declines in the value of pension plan assets could require us to provide significant amounts of funding for our pension plan.

          While we do not expect to be required to make material cash contributions to our defined benefit pension plan in the near term based upon current actuarial analyses and forecasts, a significant decline in the value of pension plan assets in the future or unfavorable changes in laws or regulations that govern pension plan funding could materially change the timing and amount of required pension funding. As a result, we may be required to fund our benefit plans with cash from operations, perhaps by a material amount. As of December 31, 2004, our plan assets exceeded our accumulated benefit obligation by $475 million. Recognition of an additional minimum liability caused by changes in plan assets or measurement of the accumulated benefit obligation could have a material impact on our consolidated balance sheet. As an example, if our accumulated benefit obligation exceeded plan assets in the future, the impact would be to eliminate our prepaid pension asset, which was $1.192 billion as of December 31, 2004, and record a pension liability for the amount that our accumulated benefit obligation exceeds plan assets with a corresponding charge to other comprehensive loss in stockholder's deficit. Alternatively, we could make a voluntary contribution to the plan so that the plan assets exceed the accumulated benefit obligation.

If we pursue and are involved in any business combinations, our financial condition could be adversely affected.

          On a regular and ongoing basis, we review and evaluate other businesses and opportunities for business combinations that would be strategically beneficial. As a result, we may be involved in negotiations or discussions that, if they were to result in a transaction, could have a material effect on our financial condition (including short-term or long-term liquidity) or short-term or long-term results of operations.

          Should we make an error in judgment when identifying an acquisition candidate, or should we fail to successfully integrate acquired operations, we will likely fail to realize the benefits we intended to derive from the acquisition and may suffer other adverse consequences. Acquisitions involve a number of other risks, including:

  •
  incurrence of substantial transaction costs;

  •
  diversion of management's attention from operating our existing business;

  •
  charges to earnings in the event of any write-down or write-off of goodwill recorded in connection with acquisitions;

  •
  depletion of our cash resources or incurrence of additional indebtedness to fund acquisitions;

  •
  an adverse impact on our tax position; and

  •
  assumption of liabilities of an acquired business (including unforeseen liabilities).

          We can give no assurance that we will be able to successfully complete and integrate strategic acquisitions.

Risks Affecting Our Business

We face pressure on profit margins as a result of increasing competition, including product substitution, which could adversely affect our operating results and financial performance.

          We compete in a rapidly evolving and highly competitive market, and we expect competition to intensify. We have faced greater competition in our core local business from cable companies, wireless providers (including ourselves), facilities-based providers using their own networks as well as those leasing parts of our network (unbundled network elements), and resellers. Regulatory developments have generally increased competitive pressures on our business, such as the November 2003 decision of the Federal Communications Commission ("FCC") allowing for number portability from wireline to wireless phones.

          Due to these and other factors, we believe competitive telecommunications providers are no longer hindered by historical barriers to entry. As a result, we are seeking to distinguish ourselves from our competitors through a number of customer service initiatives. These initiatives include expanded product bundling, simplified billing, improved customer support and other ongoing measures. However, these initiatives are new and unproven. We may not have sufficient resources to distinguish our service levels from those of our competitors, and we may not be successful in integrating our product offerings, especially products for which we act as a reseller, such as wireless services and the video services of a satellite provider. Even if we are successful, these initiatives may not be sufficient to offset our continuing loss of access lines. Please see our 2005 Third Quarter 10-Q for more information regarding trends affecting our access lines.

          We have also begun to experience and expect further increased competitive pressure from telecommunications providers either consolidating with other providers or reorganizing their capital structure to more effectively compete against us. As a result of these increased competitive pressures, we have been and may continue to be forced to respond with lower profit margin product offerings and pricing schemes in an effort to retain and attract customers. These pressures could adversely affect our operating results and financial performance.

We may be unable to significantly reduce the substantial capital requirements or operating expenses necessary to continue to operate our business, which may in turn affect our operating results.

          We anticipate that our capital requirements relating to maintaining and routinely upgrading our network will continue to be significant in the coming years. We may be unable to further significantly reduce our capital requirements or operating expenses, even if revenue is decreasing. We also may be unable to significantly reduce the operating expenses associated with our future contractual cash obligations, including future purchase commitments, which may in turn affect our operating results. Such non-discretionary capital outlays and operating expenses may lessen our ability to compete with other providers who face less significant spending requirements. While we believe that our current level of capital expenditures will meet both our maintenance and our core growth requirements going forward, this may not be the case if circumstances underlying our expectations change.

Rapid changes in technology and markets could require substantial expenditure of financial and other resources in excess of contemplated levels, and any inability to respond to those changes could reduce our market share.

          The telecommunications industry is experiencing significant technological changes, and our ability to execute our business plans and to compete depends upon our ability to develop new products and accelerate the deployment of advanced new services, such as broadband data, wireless services, video services and VoIP services. The development and deployment of new products could require substantial expenditure of financial and other resources in excess of contemplated levels. If we are not able to develop new products to keep pace with technological advances, or if such products are not widely accepted by customers, our ability to compete could be adversely affected and our market share could decline. Any inability to keep up with changes in technology and markets could also adversely affect the trading price of our securities and our ability to service our debt.

If we are not able to stem the loss of our access lines or grow other areas of our business to compensate for these losses, our revenue will continue to decline.

          Our revenue decline over the past few years is largely attributable to our continued loss of access lines, which is a result of increased competition and technology substitution (such as wireless and cable substitution for wireline telephony). We are seeking to improve our competitive position through product bundling and other sales and marketing initiatives. However, we may not be successful in these efforts. If we are not successful and our revenue declines materially without corresponding cost reductions, this will cause a material deterioration to our results of operations and financial condition and adversely affect our ability to service debt and pay other obligations.

Risks Relating to Legal and Regulatory Matters

Any adverse outcome of the major lawsuits pending against us or the investigation currently being conducted by the U.S. Attorney's Office could have a material adverse impact on our financial condition and operating results, on the trading price of our debt and equity securities and on our ability to access the capital markets.

          The Department of Justice investigation and the securities actions described in Note 10 — Commitments and Contingencies to our condensed consolidated financial statements in our 2005 Third Quarter 10-Q present material and significant risks to us. In many of the securities actions, the plaintiffs seek tens of millions of dollars in damages or more, and in the putative class action lawsuit for which we have entered into a MOU regarding settlement, lead counsel for the plaintiffs had indicated that plaintiffs would seek damages in the tens of billions of dollars. The outcomes in any cases which have been or may be brought by the U.S. Attorney's Office or the SEC against former officers or employees may have a negative impact on the outcome of certain of these legal actions.

          Further, the size, scope and nature of the restatements of our consolidated financial statements for 2001 and 2000, which are described in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, or our 2002 Form 10-K/A, affect the risks presented by these investigations and actions, as these matters involve, among other things, our prior accounting practices and related disclosures. Plaintiffs in certain of the securities actions have alleged our restatement of items in support of their claims. We can give no assurance as to the impacts on our financial results or financial condition that may ultimately result from all of these matters. During 2003 and 2004, we recorded reserves in our financial statements totaling $750 million in connection with the investigations and securities actions. The $750 million reserve was reduced by $125 million in December 2004 as a result of a payment in that amount in connection with a settlement in October 2004 of the SEC's investigation of us. The remaining reserve amount represents a final payment to be made in connection with the SEC settlement in the amount of $125 million, $400 million that we expect to pay to settle the consolidated securities action as described in Note 10 — Commitments and Contingencies to our condensed consolidated financial statements in our 2005 Third Quarter 10-Q (offset by a $10 million payment to us from Arthur Andersen LLP), and the minimum estimated amount of loss we believe is probable with respect to the remaining securities actions. However, the ultimate outcomes of these matters are still uncertain and there is a significant possibility that the amount of loss we ultimately incur could be substantially more than the reserve we have provided. If the recorded reserve that will remain after we have paid the amount owed under the SEC settlement and the settlement of the consolidated securities action is insufficient to cover these matters, we will need to record additional charges to our statement of operations in future periods.

          An adverse outcome with respect to the U.S. Attorney's Office investigation could have a material and significant adverse impact upon us. Additionally, other than the consolidated securities action which is the subject of a MOU regarding settlement, we continue to defend against the remaining securities actions vigorously and are currently unable to provide any estimate as to the timing of the resolution of these remaining actions. Any settlement of or judgment in one or more of these actions substantially in excess of our recorded reserves could have a significant impact on us, and we can give no assurance that we will have the resources available to pay any such judgment. The magnitude of any settlement or judgment resulting from these actions could materially and adversely affect our ability to meet our debt obligations and our financial condition, potentially impacting our credit ratings, our ability to access capital markets and our compliance with debt covenants. In addition, the magnitude of any settlement or judgment may cause us to draw down significantly on our cash balances, which might force us to obtain additional financing or explore other methods to generate cash. Such methods could include issuing additional securities or selling assets.

          Further, given the size and nature of our business, we are subject from time to time to various other lawsuits which, depending on their outcome, may have a material adverse effect on our financial position. Thus, we can give no assurances as to the impacts on our financial results or financial condition as a result of these matters.

Continued scrutiny of our financial disclosures could reduce investor confidence and cause the trading price for our securities to decline.

          As a result of our past accounting issues and the increased scrutiny of financial disclosures, investor confidence in us has suffered and could suffer further. As discussed earlier, the U.S. Attorney's Office is currently conducting an investigation of, without limitation, transactions related to the various adjustments and restatements described in our 2002 Form 10-K/A, transactions between us and certain of our vendors and certain investments in the securities of those vendors by individuals associated with us, and certain prior disclosures made by us. Although, as described above, we have entered into a settlement with the SEC concerning its investigation of us, in March 2005, the SEC filed suit against our former Chief Executive Officer, Joseph Nacchio, two of our former Chief Financial Officers, Robert Woodruff and Robin Szeliga, and other former officers and employees. In February 2005, a criminal indictment was returned against Marc Weisberg, a former Qwest executive, in federal district court in Colorado. The indictment alleges that Mr. Weisberg violated federal laws by seeking and obtaining investment opportunities for himself and others in vendors that did or sought to do business with Qwest. In June 2005, Ms. Szeliga reached an agreement in principle with the SEC staff to settle the actions against her alleging civil fraud and other claims and, in July 2005, she pleaded guilty to a criminal charge of insider trading. Other former officers or employees have entered into settlements with the SEC involving civil fraud or other claims in which they neither admitted nor denied the allegations against them. Civil and criminal trials in the matters discussed in this paragraph could take place in the future. Evidence that is introduced at such trials and in other matters may result in further scrutiny by governmental authorities and others.

          The existence of this heightened scrutiny could adversely affect investor confidence and cause the trading price for our securities to decline.

We operate in a highly regulated industry, and are therefore exposed to restrictions on our manner of doing business and a variety of claims relating to such regulation.

          Our operations are subject to extensive federal regulation, including the Communications Act of 1934, as amended, and FCC regulations thereunder. We are also subject to the applicable laws and regulations of various states, including regulation by PUCs and other state agencies. Federal laws and FCC regulations generally apply to regulated interstate telecommunications (including international telecommunications that originate or terminate in the United States), while state regulatory authorities generally have jurisdiction over regulated telecommunications services that are intrastate in nature. The local competition aspects of the Telecommunications Act of 1996 are subject to FCC rulemaking, but the state regulatory authorities play a significant role in implementing those FCC rules. Generally, we must obtain and maintain certificates of authority from regulatory bodies in most states where we offer regulated services and must obtain prior regulatory approval of rates, terms and conditions for our intrastate services, where required. Our businesses are subject to numerous, and often quite detailed, requirements under federal, state and local laws, rules and regulations. Accordingly, we cannot ensure that we are always in compliance with all these requirements at any single point in time. The agencies responsible for the enforcement of these laws, rules and regulations may initiate inquiries or actions based on their own perceptions of our conduct, or based on customer complaints.

          Regulation of the telecommunications industry is changing rapidly, and the regulatory environment varies substantially from state to state. Recently a number of state legislatures and state PUCs have adopted reduced or modified forms of regulation. This is generally beneficial because it reduces regulatory costs and regulatory filing and reporting requirements. These changes also generally allow more flexibility for new product introduction and enhance our ability to respond to competition. At the same time, some of the changes, occurring at both the state and federal level, may have the potential effect of reducing regulatory protections, including having commission approved tariffs that include rates, terms and conditions. These changes may necessitate the need for customer specific contracts to address matters previously covered in our tariffs. All of our operations are also subject to a variety of environmental, safety, health and other governmental regulations. There can be no assurance that future regulatory, judicial or legislative activities will not have a material adverse effect on our operations, or that regulators or third parties will not raise material issues with regard to our compliance or noncompliance with applicable regulations.

          We monitor our compliance with federal, state and local regulations governing the discharge and disposal of hazardous and environmentally sensitive materials, including the emission of electromagnetic radiation. Although we believe that we are in compliance with such regulations, any such discharge, disposal or emission might expose us to claims or actions that could have a material adverse effect on our business, financial condition and operating results.

Other Risks Relating to QCII

If conditions or assumptions differ from the judgments, assumptions or estimates used in our critical accounting policies, the accuracy of our financial statements and related disclosures could be affected.

          The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States, or GAAP, requires management to make judgments, assumptions and estimates that affect the amounts reported in our consolidated financial statements and accompanying notes. Our critical accounting policies, which are described in our 2004 Form 10-K, describe those significant accounting policies and methods used in the preparation of our consolidated financial statements that are considered "critical" because they require judgments, assumptions and estimates that materially impact our consolidated financial statements and related disclosures. As a result, if future events differ significantly from the judgments, assumptions and estimates in our critical accounting policies or different assumptions are used in the future, such events or assumptions could have a material impact on our consolidated financial statements and related disclosures.

Taxing authorities may determine we owe additional taxes relating to various matters, which could adversely affect our financial results.

          As a significant taxpayer, we are subject to frequent and regular audits from the Internal Revenue Service, or IRS, as well as from state and local tax authorities. These audits could subject us to risks due to adverse positions that may be taken by these tax authorities. Please see "Other Matters" in Note 10 — Commitments and Contingencies to our condensed consolidated financial statements in our 2005 Third Quarter 10-Q for examples of legal proceedings involving some of these adverse positions. For example, in the fourth quarter of 2004, Qwest received notices of proposed adjustments on several significant issues for the 1998-2001 audit cycle. Additionally, the IRS indicated in January 2005, that it is reviewing Qwest's tax treatment of the sale of its DEX directory publishing business in the 2002-2003 audit cycle.

          Because prior to 1999 Qwest was a member of affiliated groups filing consolidated U.S. federal income tax returns, we could be severally liable for tax examinations and adjustments not directly applicable to current members of the Qwest affiliated group. Tax sharing agreements have been executed between us and previous affiliates, and we believe the liabilities, if any, arising from adjustments to tax liability would be borne by the affiliated group member determined to have a deficiency under the terms and conditions of such agreements and applicable tax law. We have not provided in our financial statements for any liability of former affiliated members or for claims they have asserted or may assert against us.

          While we believe our tax reserves adequately provide for the associated tax contingencies, Qwest's tax audits and examinations may result in tax liabilities that differ materially from those we have recorded in our consolidated financial statements. Also, the ultimate outcomes of all of these matters are uncertain, and we can give no assurance as to whether an adverse result from one or more of them will have a material effect on our financial results, including potentially offsetting a significant portion of our existing net operating losses.

If we fail to extend or renegotiate our collective bargaining agreements with our labor unions as they expire from time to time, or if our unionized employees were to engage in a strike or other work stoppage, our business and operating results could be materially harmed.

          We are a party to collective bargaining agreements with our labor unions, which represent a significant number of our employees. In August 2005, we reached agreements with the Communications Workers of America and the International Brotherhood of Electrical Workers on three-year labor agreements. Each of these agreements was ratified by union members and expires on August 16, 2008. The impact of future negotiations, including changes in wages and benefit levels, including, but not limited to, the cost of providing active and post-retirement healthcare, could have a material impact on our financial results. Although we believe that our relations with our employees are satisfactory, no assurance can be given that we will be able to successfully extend or renegotiate our collective bargaining agreements as they expire from time to time. If we fail to extend or renegotiate our collective bargaining agreements, if disputes with our unions arise, or if our unionized workers engage in a strike or other work stoppage, we could incur higher ongoing labor costs or experience a significant disruption of operations, which could have a material adverse effect on our business.

USE OF PROCEEDS

          We estimate that the net proceeds from this offering, after deducting estimated fees and expenses and the underwriting discounts, will be approximately $973 million ($1,119 million if the underwriters exercise their option to purchase additional notes in full). We intend to use the net proceeds from this offering, together with approximately $2.182 billion of cash and cash equivalents ($2.036 billion if the underwriters exercise their option to purchase additional notes in full), to fund the tender offer for QSC's 13.00% Senior Subordinated Secured Notes due 2007, 13.50% Senior Subordinated Secured Notes due 2010 and 14.00% Senior Subordinated Secured Notes due 2014, plus accrued interest and the fees and expenses with respect thereto. Any remaining net proceeds will be used for other general corporate purposes and potential future refinancing of indebtedness.

PRICE RANGE OF COMMON STOCK

          QCII's common stock is traded on the New York Stock Exchange under the symbol "Q." The following table sets forth the high and low sales prices per share of QCII's common stock as reported on the New York Stock Exchange for the periods indicated.

	Market Price
	High	Low
Fiscal 2005
First quarter	$4.86	$3.50
Second quarter	3.94	3.30
Third quarter	4.23	3.58
Fourth quarter (through October 31, 2005)	4.47	3.92
Fiscal 2004
First quarter	$5.00	$3.50
Second quarter	4.40	3.51
Third quarter	4.00	2.56
Fourth quarter	4.61	3.25
Fiscal 2003
First quarter	$6.15	$3.01
Second quarter	5.28	3.40
Third quarter	5.19	3.38
Fourth quarter	4.35	3.28

DIVIDEND POLICY

          QCII did not pay any cash dividends on its common stock in 2004 or 2003, nor does QCII intend to pay any dividends for the foreseeable future. Some of our debt instruments contain restrictions on QCII's ability to pay dividends. See Note 8 — Borrowings to our consolidated financial statements in the 2004 Form 10-K and Note 4 — Borrowings to our condensed consolidated financial statements in the 2005 Third Quarter 10-Q. QCII is also limited by Delaware law in the amount of dividends it can pay. Generally, the restrictions in our debt instruments are in the form of financial tests that allow the payment of dividends only if all specified conditions are met and then only up to threshold amounts that can change depending on our financial condition. For example, under one test, dividends may be paid if we are not in default under the applicable debt instrument and have a ratio of debt to consolidated cash flow (as defined in the applicable debt instruments) of less than 3.5 to 1, and then only up to a threshold amount equal to either 50% of consolidated net income (in the case of a certain debt instrument) or 100% of consolidated cash flow minus 140% of consolidated interest expense (in the case of another debt instrument). These threshold amounts are determined quarterly on a cumulative basis, beginning from certain target dates. Under another test, dividends may be paid if we have a ratio of debt to consolidated cash flow (as defined in our debt agreements) of less than 5 to 1 or a consolidated capital ratio (as defined in our debt agreements) of less than 2 to 1, and then only up to a threshold amount equal to the sum of equity capital that has been raised by us in various ways. This basket is also available for and is reduced by other types of restricted payments.

CAPITALIZATION

          The following table sets forth our consolidated cash and cash equivalents, short term investments and capitalization as of September 30, 2005:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to this offering of the notes and the QSC Tender Offer, assuming 90% of the 13.50% QSC Notes is tendered and purchased for a purchase price of $1,153 per $1,000 of principal amount, 86.1% of the 14.00% QSC Notes is tendered and purchased for a purchase price of $1,238 per $1,000 of principal amount, and none of the 13.00% QSC Notes are purchased.

          This table also reflects the entry into the 2005 QSC Credit Facility, which is currently undrawn, and the cancellation of the 2004 QSC Credit Facility. The information in this table should be read in conjunction with "Selected Historical Consolidated Financial and Other Data" in this prospectus supplement, our consolidated financial statements and related notes included in our Current Report on Form 8-K, filed with the SEC on March 31, 2005 and our condensed consolidated financial statements and related notes included in our 2005 Third Quarter 10-Q, filed with the SEC on November 1, 2005.

	As of September 30, 2005
	Actual	As Adjusted
	(Unaudited) (Dollars in millions)
Cash and cash equivalents(1)	$2,311	$129

Short-term investments	$580	$580

Debt and capital leases:
Qwest Corporation:
Senior term loan with rates ranging from 6.95% to 8.53%, including LIBOR* plus 4.75%, and maturities from 2007 to 2010	$1,000	$1,000
Notes with various rates ranging from 5.625% to 8.875%, and maturities from 2005 to 2043	6,058	6,058
Floating Rate notes due 2013 at LIBOR* plus 3.25%	750	750
Unamortized discount, net of premium	(131)	(131)
Capital leases and other	8	8
Qwest Services Corporation:
Notes with various rates ranging from 13.00% to 14.00% and maturities from 2007 to 2014(2)	2,926	365
Unamortized premium	101	13
2004 QSC Credit Facility(3)	—	—
2005 QSC Credit Facility(4)	—	—
Qwest Communications Corporation:
7.25% Senior Notes due 2007(5)	314	314
Unamortized discount	(21)	(21)
Capital lease obligations and other	80	80
Qwest Capital Funding:
Notes with various rates ranging from 6.375% to 7.90% and maturities from 2006 to 2031(6)	3,474	3,474
Unamortized discount	(2)	(2)
Qwest Communications International Inc.:
Convertible Senior Notes due 2025 offered hereby	—	1,000
Senior Notes with rates of 7.25% and 7.50% and maturities of 2011 and 2014, respectively(7)	1,825	1,825
Floating Rate Senior Notes due 2009 at LIBOR* plus 3.50%(7)	750	750
7.50% Senior Notes due in 2008(8)	62	62
7.25% Senior Notes due in 2008(8)	7	7
Senior Notes with various rates ranging from 8.29% to 9.47% and maturities from 2007 to 2008	33	33
Unamortized discount	(75)	(75)
Note payable to ADMI(9)	27	27
Other:
Capital lease obligations and other	43	43

Total debt and capital leases	17,229	15,580
Total stockholders' deficit(10)	(2,716)	(3,097)

Total capitalization	$14,513	$12,483

*
London interbank offered rate.

(1)
Approximately $2.182 billion ($2.036 billion if the underwriters exercise their option to purchase additional notes in full) of the cash and cash equivalents shown as of September 30, 2005 will be used, together with the net proceeds from this offering, to fund the QSC Tender Offer and to pay the fees and expenses with respect thereto. See "Use of Proceeds."

(2)
The Existing QSC Notes are secured by a lien on the QSC Collateral, guaranteed by QCII and QCF, and are contractually subordinated to all obligations of QSC under the QSC Guarantee, the 2005 QSC Credit Facility and other senior debt, which is defined in the indenture governing the Existing QSC Notes. The guarantee by QCII of the Existing QSC Notes is secured by the QCII Collateral. The liens on the QSC Collateral and the QCII Collateral will be released if the Collateral Release Consent is obtained.

(3)
The 2004 QSC Credit Facility was undrawn as of September 30, 2005, and was cancelled on October 21, 2005.

(4)
The 2005 QSC Credit Facility provides for borrowings of up to $850 million on a revolving basis, and contains various limitations, including a restriction on using any proceeds from the facility to pay settlements or judgments relating to investigations and securities actions discussed in Note 10 — Commitments and Contingencies to our condensed consolidated financial statements in our 2005 Third Quarter 10-Q, and is undrawn.

(5)
QCC debt is not guaranteed by any other entity.

(6)
These QCF notes are guaranteed by QCII on a senior unsecured basis.

(7)
The notes are guaranteed on a senior subordinated basis by QSC and on a senior unsecured basis by QCF. The QSC Guarantee is secured by a junior lien on the QSC Collateral. Such lien ranks senior to the lien securing the Existing QSC Notes and junior to the lien securing senior debt, which is defined in the indenture governing the notes and includes the 2005 QSC Credit Facility. If the Collateral Release Consent is obtained, all liens securing these notes will be released and the QSC Guarantee will become a senior unsecured obligation of QSC.

(8)
These notes are secured by a lien on the QCII Collateral and are guaranteed on a senior unsecured basis by QCF and on a senior basis by QSC. The QSC guarantee is secured by a lien on the QSC Collateral that is junior to the lien securing the QSC Guarantee. If the Collateral Release Consent is obtained, the liens on the QCII Collateral and QSC Collateral will be released.

(9)
See Note 16 — Related Party Transactions to our consolidated financial statements in the 2004 Form 10-K for a description of the note payable to Anschutz Digital Media, Inc.

(10)
The QSC Tender Offer will result in a charge to our results of operations in the three months ending December 31, 2005. Using the assumptions described above, we estimate that the total charge will approximate $377 million. This amount includes fees and expenses for the QSC Tender Offer, as well as the amount by which the purchase price paid in the QSC Tender Offer exceeds the net carrying value of the debt being paid (including proportional amounts of unamortized debt premium and unamortized debt issuance costs).

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

          The following selected historical consolidated financial data for the nine-month periods ended September 30, 2005 and 2004 and as of September 30, 2005 are derived from, and qualified by reference to, our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement. The selected financial data for each of the years in the three-year period ended December 31, 2004 and as of December 31, 2004, 2003 and 2002 are derived from, and are qualified by reference to, our audited consolidated financial statements. The selected data should be read in conjunction with the consolidated financial statements for the years ended December 31, 2004 and 2003, the related notes and the independent registered public accounting firm's report, which refers to the adoption of certain new accounting standards, incorporated by reference in this prospectus supplement. Such consolidated financial statements are included in our filings with the SEC. This selected financial data should be read in conjunction with, and are qualified in their entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes, all of which are contained in such SEC filings. Our unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation of our financial condition and results of operations for such periods. Operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. Certain prior year balances have been reclassified to conform to the current year presentation.

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002
	(Unaudited)
	(Dollars in millions, except per share amounts)
Consolidated Statement of Operations Data:
Operating revenue	$10,423	$10,372	$13,809	$14,288	$15,371
Operating expenses	9,789	10,806	14,097	14,542	34,288
Operating income (loss)	634	(434)	(288)	(254)	(18,917)
(Loss) income from continuing operations	(251)	(1,655)	(1,794)	(1,313)	(17,618)
Net (loss) income(1)	(251)	(1,655)	(1,794)	1,512	(38,468)
(Loss) earnings per share
Continuing operations:
Basic and diluted	(0.14)	(0.92)	(1.00)	(0.76)	(10.48)
Net (loss) income per share:
Basic and diluted	(0.14)	(0.92)	(1.00)	0.87	(22.87)
Weighted-average common shares outstanding (in thousands):
Basic and diluted	1,827,937	1,796,560	1,801,405	1,738,766	1,682,056
Dividends per common share	$ 0.00	$ 0.00	$ 0.00	$ 0.00	$ 0.00
Other Data:
Cash provided by operating activities	$ 1,588	$ 1,609	$ 1,848	$ 2,175	$ 2,388
Cash used for investing activities	(442)	(1,444)	(1,905)	(2,730)	(2,738)
Cash provided by (used for) financing activities	14	(217)	(158)	(4,856)	(789)
Capital expenditures	1,110	1,359	1,731	2,088	2,764

		As of December 31,
	As of September 30, 2005
		2004	2003	2002
	(Unaudited)
	(Dollars in millions)
Balance Sheet Data:
Total assets	$23,727	$24,324	$26,343	$29,473
Total debt(2)	17,229	17,286	17,508	22,540
Debt to total capital ratio(3)	118.71%	117.80%	106.16%	114.36%

(1)
Amounts that follow in this footnote are on an after-tax basis.

•
2004 net loss includes a charge of $550 million ($0.31 per basic and diluted share) for litigation related losses; a net charge of $198 million ($0.11 per basic and diluted share) for restructuring charges which is included in our selling, general and administrative expenses; a charge of $113 million ($0.06 per basic and diluted share) for an impairment of assets consisting primarily of excess network supplies, network facilities, pay phone operations and abandoned long-term capacity routes and a benefit of approximately $50 million ($0.03 per basic and diluted share) relating to a favorable customer bankruptcy settlement.

•
2003 net income includes a charge of $140 million ($0.08 per basic and diluted share) for an impairment of assets (primarily cell sites, switches, related tools and equipment inventory and certain information technology systems supporting the wireless network), a net gain of $206 million ($0.12 per basic and diluted share) resulting from the adoption of SFAS No. 143, "Accounting for Asset Retirement Obligations," or SFAS No. 143, relating to the reversal of net removal costs where there was not a legal removal obligation, a net charge of $241 million ($0.14 per basic and diluted share) resulting from the termination of services arrangements with Calpoint and another service provider, a net charge of $69 million ($0.04 per basic and diluted share) for restructuring charges, a net charge of $61 million ($0.04 per basic and diluted share) for litigation related losses, a net gain of $23 million ($0.01 per basic and diluted share) relating to the early retirement of debt and a net gain on sale of discontinued operations of $2.619 billion ($1.51 per basic and diluted share).

•
2002 net loss includes a charge of $22.800 billion ($13.55 per basic and diluted share) for a transitional impairment from the adoption of a change in accounting for goodwill and other intangible assets, charges aggregating $14.927 billion ($8.87 per basic and diluted share) for additional goodwill and asset impairments, a net charge of $112 million ($0.07 per basic and diluted share) for Merger-related, restructuring and other charges, a charge of $1.190 billion ($0.71 per basic and diluted share) for the losses and impairment of investment in KPNQwest, a gain of $1.122 billion ($0.67 per basic and diluted share) relating to the gain on the early retirement of debt and income from and gain on sale of discontinued operations of $1.950 billion ($1.16 per basic and diluted share).

(2)
Amounts exclude future purchase commitments, operating leases, letters of credit and guarantees. At December 31, 2004, the amount of future purchase commitments, operating leases, letters of credit and guarantees was approximately $5.5 billion.

(3)
The debt to total capital ratio is a measure of the amount of debt in our capitalization. The ratio is calculated by dividing debt by total capital. Debt includes current borrowings and long-term borrowings as reflected on our consolidated balance sheets. Total capital is the sum of debt and total stockholders' (deficit) equity.

DESCRIPTION OF OTHER INDEBTEDNESS

          The following is a brief summary of important terms of our material indebtedness:

2005 QSC Credit Facility

          Availability.    The 2005 QSC Credit Facility provides for $850 million in availability.

          Interest Rates.    Borrowings under the 2005 QSC Credit Facility bear interest, at our election, initially at: (a) adjusted LIBOR or (b) a base rate, in each case plus an applicable margin. Such margin varies based upon the credit ratings of the debt issued under the facility and was 2.25% as of October 21, 2005 for LIBOR based borrowings and 1.25% for "base rate" borrowings. The "base rate" is equal to the higher of (1) the Wachovia Bank prime rate and (2) the federal funds rate plus 0.50%.

          Maturity.    The 2005 QSC Credit Facility will mature on October 21, 2010.

          Prepayments.    The 2005 QSC Credit Facility may be prepaid at any time in whole or in part without premium or penalty. Each lender under the 2005 QSC Credit Facility may require repayment of its loans and termination of its commitments upon the occurrence of certain changes of control.

          Guarantee.    The 2005 QSC Credit Facility is guaranteed by QCII.

          Security.    The 2005 QSC Credit Facility is secured by a first priority pledge and security interest in the QSC Collateral.

          Covenants.    The 2005 QSC Credit Facility contains financial covenants that require (1) QCII and its consolidated subsidiaries to maintain a debt to consolidated EBITDA ratio (consolidated EBITDA, as defined in the 2005 QSC Credit Facility, is a measure of EBITDA that starts with our net income (loss) and adjusts for taxes, interest and non-cash and certain non-recurring items) of not more than 6.0 to 1.0 and (2) QC and its consolidated subsidiaries to maintain a ratio of consolidated debt to EBITDA of not more than 2.5 to 1.0. These financial covenants will be suspended while the 2005 QSC Credit Facility remains undrawn. The 2005 QSC Credit Facility contains certain other covenants including but not limited to:

  •
  limitations on incurrence of indebtedness (suspended while the 2005 QSC Credit Facility remains undrawn);

  •
  limitations on restricted payments;

  •
  limitations on using any proceeds to pay settlements or judgments relating to investigations and securities actions discussed in "Legal Proceedings" and "Commitments and Contingencies" in Note 10 — Commitments and Contingencies to our condensed consolidated financial statements in our 2005 Third Quarter 10-Q;

  •
  limitations on dividends;

  •
  limitations on mergers, consolidations and asset sales;

  •
  limitations on investments; and

  •
  limitations on liens (suspended while the 2005 QSC Credit Facility remains undrawn).

          The 2005 QSC Credit Facility also contains provisions for cross acceleration and cross payment default relating to any other of our debt obligations and the debt obligations of our subsidiaries in the aggregate in excess of $100 million. We must apply the net cash proceeds of asset sales by QC and certain of its subsidiaries greater than 20% of QC's consolidated tangible assets as of June 30, 2005 to permanently retire debt of QC, reinvest in similar or other productive assets of QC or its subsidiaries, hold the same in cash or cash equivalents or repay (and reduce)

the 2005 QSC Credit Facility and other debt, the repayment of which is required concurrently therewith.

          Events of Default.    The 2005 QSC Credit Facility provides for events of default customary for facilities of this type, including nonpayment of principal, interest or other amounts; material breach of representations and warranties; violation of covenants; certain events of bankruptcy or insolvency; certain material judgments; invalidity of any loan or security documents; and certain ERISA Events.

          Substitution of QCII as Borrower.    The 2005 QSC Credit Facility provides that QCII may be substituted for QSC as the borrower thereunder (without releasing the pledge of the QSC Collateral described in "Security" above) in the event that either (a) S&P and Moody's have confirmed to the satisfaction of the administrative agent under the 2005 QSC Credit Facility that, after giving effect to a substitution of the QCII for QSC as the borrower under the 2005 QSC Credit Facility, ratings of the debt under the 2005 QSC Credit Facility (or if such ratings are not issued by S&P and Moody's, the senior implied rating (in the case of Moody's) and the corporate rating (in the case of S&P) of QCII) will be both BBB- (stable) or greater by S&P and Baa3 (stable) or greater by Moody's, or (b) certain conditions are met including that (i) QSC shall have no debt outstanding other than the 2005 QSC Credit Facility, unsecured guarantees of QCII debt and other funded debt not in excess of $100.0 million, (ii) any other guarantees of QCII debt shall be unsecured or subordinated (with liens ranking junior to the liens in favor of the 2005 QSC Credit Facility to the extent secured), (ii) QSC shall guarantee the 2005 QSC Credit Facility on the same terms as the existing QCII guarantee of such facility, (iii) the liens on the QSC Collateral shall continue with the same ranking in favor of the 2005 QSC Credit Facility and (iv) no default shall exist or occur as a result thereof.

QCII Notes

          As of September 30, 2005, QCII had $800 million in aggregate principal amount outstanding of its 7 1/2% Senior Notes due 2014 — Series B and $1,775 million in aggregate principal amount outstanding of its 2004 QCII Notes. The 2004 QCII Notes are comprised of three series: $525 million in aggregate principal amount outstanding of 7 1/4% Senior Notes due 2011, $500 million in aggregate principal amount outstanding of 7 1/2% Senior Notes due 2014, and $750 million in aggregate principal amount outstanding of Floating Rate Senior Notes due 2009. The 7 1/2% Senior Notes due 2014 — Series B and the 2004 QCII Notes are guaranteed on a senior subordinated secured basis by QSC and on a senior unsecured basis by QCF. The QSC guarantee is secured by a lien on the QSC Collateral. Such lien ranks junior to the lien securing the 2005 QSC Credit Facility but prior to the lien securing the Existing QSC Notes. If the Collateral Release Consent is obtained, the liens securing the QSC guarantee will be released and QSC's guarantee of QCII's 7 1/2% Senior Notes due 2014 — Series B and the 2004 QCII Notes will become a senior unsecured obligation of QSC. The indenture governing the 2004 QCII Notes, which, as amended and supplemented by a first supplemental indenture, and as supplemented by a second supplemental indenture, governs the 7 1/2% Senior Notes due 2014 — Series B, among other things, limits QCII's and its subsidiaries' ability to:

  •
  incur or guarantee additional debt or issue preferred stock;

  •
  pay dividends or distributions on or redeem or repurchase capital stock;

  •
  make investments and other restricted payments;

  •
  issue or sell capital stock of restricted subsidiaries;

  •
  grant liens;

  •
  transfer or sell assets;

  •
  consolidate or merge or transfer all or substantially all of our assets; and

  •
  enter into transactions with affiliates.

          In addition, as of September 30, 2005 QCII had $62 million in aggregate principal amount outstanding of its 7.50% Senior Notes due 2008, $7 million in aggregate principal amount outstanding of its 7.25% Senior Notes due 2008, and $33 million in aggregate principal amount outstanding of other senior notes with various rates ranging from 8.29% to 9.47% and maturities from 2007 to 2008. The indentures governing these notes contain no restrictive covenants. The 7.50% Senior Notes due 2008 and the 7.25% Senior Notes due 2008 are secured by a lien on the QCII Collateral, and are guaranteed on a senior unsecured basis by QCF and on a senior secured basis by QSC, with a lien on the QSC Collateral that is junior to the lien securing the QSC Guarantee. The liens on the QCII Collateral and the QSC Collateral will also be released simultaneously if the Collateral Release Consent is obtained. The remaining QCII notes are not guaranteed and are unsecured unsubordinated obligations of QCII. QCII also has a promissory note payable to Anschutz Digital Media, Inc. with an outstanding principal balance of $27 million that bears interest at 6% annually with semi-annual interest payments and annual principal payments due through 2008. See Note 16 — Related Party Transactions to our consolidated financial statements in the 2004 Form 10-K.

QSC Notes

          As of September 30, 2005, QSC had approximately $2.925 billion of senior subordinated secured notes outstanding. The Existing QSC Notes are comprised of three series: approximately $52 million principal amount outstanding of 13.00% senior subordinated secured notes due 2007, approximately $2.232 billion principal amount outstanding of 13.50% senior subordinated secured notes due 2010 and approximately $641 million principal amount outstanding of 14.00% senior subordinated secured notes due 2014. The Existing QSC Notes are subordinated in right of payment to the QSC Guarantee. QSC's obligations under the Existing QSC Notes are secured by a junior lien on the QSC Collateral. The Existing QSC Notes are guaranteed on a senior unsecured basis by QCF and on a senior basis by QCII, which guarantee is secured by a lien on the QCII Collateral. If the Collateral Release Consent is obtained, these liens will be released. The indenture governing the Existing QSC Notes contains restrictive covenants that limit the ability of QCII, QSC and their restricted subsidiaries to, among other things:

  •
  incur additional indebtedness;

  •
  pay dividends or make other distributions or repurchase or redeem our stock;

  •
  sell assets;

  •
  incur liens on collateral;

  •
  enter into agreements restricting QSC's subsidiaries' ability to pay dividends;

  •
  enter into transactions with affiliates; and

  •
  consolidate, merge or sell all or substantially all of QCII's or QSC's assets.

          If the Covenant Amendment Consent is obtained, the covenants mentioned above, among others, will either be removed or modified.

QCF Notes

          As of September 30, 2005, QCF had outstanding $3,474 million aggregate principal amount of its notes, issued in several series. The QCF notes are unsecured obligations of QCF and are guaranteed by QCII on a senior unsecured basis. The QCF notes bear interest rates between 6.375% and 7.90% and mature between 2006 and 2031. The indentures governing the QCF notes contain two material covenants:

  •
  a prohibition on certain liens that restricts only QCF, which has limited assets; and

  •
  a limitation on mergers or sales of all or substantially all of the assets of QCII and QCF, which requires that the transferee or successor assume the obligations in respect of the QCF notes.

          We have a cash management system using lines of credit between certain of our entities, other intercompany obligations, capital contributions and dividends. As part of this cash management system, QCF provides lines of credit to certain subsidiaries and has intercompany obligations owing to others. Amounts outstanding under these lines of credit and intercompany obligations vary from time to time.

QCC Notes

          As of September 30, 2005, QCC had outstanding $314 million aggregate principal amount of its 7.25% Senior Notes due 2007. The QCC notes are unsecured obligations of QCC. The indenture governing the QCC notes contains certain covenants, including:

  •
  a limitation on certain liens on the assets of QCC;

  •
  a restriction of sale-leaseback transactions of QCC; and

  •
  a restriction on mergers or sales of all, or substantially all, of the assets of QCC, which requires that the transferee or successor assume the obligations in respect of the QCC notes.

          The indenture contains provisions relating to acceleration upon an acceleration of any other debt obligations of QCC in the aggregate in excess of $25 million.

QC Notes

          As of September 30, 2005, QC had outstanding approximately $6.1 billion aggregate principal amount of its notes with various rates ranging from 5.625% to 8.875% and maturities from 2005 to 2043, and $750 million aggregate principal amount outstanding of its Floating Rate notes due 2013. The QC notes are unsecured obligations of QC. The indentures governing the QC notes contain covenants including:

  •
  a limitation on certain liens on the assets of QC; and

  •
  a restriction on mergers or sales of all or substantially all of the assets of QC, which requires that the transferee or successor assume the obligations in respect of the QC notes.

          These indentures do not contain any cross-default provisions.

QC Senior Term Loan

          On June 9, 2003, QC completed a $1.75 billion senior term loan with two tranches: a $1.25 billion floating rate tranche that matures in 2007, and a $500 million fixed rate tranche that matures in 2010. The covenant and default terms are substantially the same as those associated with QC's other long-term debt. The floating rate tranche bears interest at LIBOR plus 4.75% (with a minimum interest rate of 6.50%), and the fixed rate tranche bears interest at 6.95% per annum. On June 17, 2005, QC exercised its option to prepay $750 million of the floating rate tranche of its senior term loan.

DESCRIPTION OF NOTES

          The notes will be issued under an indenture to be dated as of November    , 2005, between the Company and U.S. Bank National Association (the "trustee") as supplemented by a first supplemental indenture to be dated as of November    , 2005 between the Company and the trustee establishing the terms of the notes (as supplemented, the "indenture"). The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. A copy of the indenture will be available as described under the heading "Additional Information."

Brief Description of the Notes

          The notes will be:

  •
  general unsecured obligations of the Company;

  •
  pari passu in right of payment with any other senior unsecured indebtedness of the Company;

  •
  senior in right of payment to any future indebtedness that is contractually subordinated to the notes;

  •
  structurally subordinated to all present and future indebtedness and other obligations of the Company's subsidiaries, including certain of the Company's indebtedness which is guaranteed by certain of the Company's subsidiaries to the extent of the value attributable to any such guarantee; and

  •
  effectively subordinated to all present or future secured indebtedness of the Company to the extent of the value of the collateral securing such indebtedness.

General

          The notes are convertible into cash and, under certain circumstances, into shares of our common stock as described under "— Conversion of Notes" and "— Conversion Consideration." We are offering $1,000,000,000 in aggregate principal amount of notes ($1,150,000,000 aggregate principal amount if the underwriters' option to purchase additional notes is exercised in full). We may, without the consent of the holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes. Any of these additional notes will, together with the notes offered hereby, constitute a single series of notes under the indenture. Holders of such additional notes will have the right to vote together with holders of notes offered hereby as one class. The notes will be issued only in denominations of $2,000 or in integral multiples of $1,000 in excess thereof. The notes will mature on November 15, 2025, unless earlier redeemed at our option or converted by you or purchased by us at your option upon a fundamental change or on November 15, 2010, 2015 or 2020 (each such purchase event being called a "repurchase event").

          Neither we nor our subsidiaries are restricted from paying dividends, incurring debt, granting liens, selling assets or issuing or repurchasing our securities under the indenture. In addition, there are no financial covenants in the indenture.

          The notes will bear interest at the annual rate of    % commencing on the date of issuance. Interest will be payable on May 15 and November 15 of each year, beginning May 15, 2006, subject to limited exceptions if the notes are redeemed, converted or purchased prior to the interest payment date. The record dates for the payment of interest will be May 1 and November 1. We will not, however, pay accrued interest on any notes that are converted except under the limited circumstances described under "— Conversion Consideration." We may, at our option, pay interest on the notes by check mailed to the holders. However, beneficial owners of notes issued in global form will be paid by wire transfer in immediately available funds in accordance with DTC's settlement procedures, and a holder of certificated notes with an aggregate principal amount in excess of $2.0 million will be paid by wire transfer in immediately available funds upon its election if the holder has provided us with wire transfer instructions at least 10 business days prior to the payment date. Interest on the notes will accrue and be paid on the basis of a 360-day year comprised of twelve 30-day months. We will not be required to make any payment on the notes due on any day which is not a business day until the following business day. The payment made on the following business day will be treated as though it were paid on the original due date and no interest will accrue on the payment for the additional period of time.

          We will maintain an office in New York, New York where the notes may be presented for registration, transfer, exchange or conversion. This office will initially be an office or agency of the trustee. Except under limited circumstances described below, the notes will be issued only in fully-registered book entry form, without coupons, and will be represented by one or more global notes. There will be no service charge for any registration of transfer or exchange of notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges as described under "— Conversion Procedures."

Conversion of Notes

          Subject to the conditions described below, you may convert all or any portion of the principal amount of your notes, in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof, into cash and, under certain circumstances, into shares of our common stock, initially at a conversion rate of    shares of our common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of $    per share). See "— Conversion Consideration" for the determination of the cash payment and, if applicable, the portion of the consideration deliverable in shares of our common stock. The conversion rate in effect at any given time is referred to in this prospectus supplement as the "applicable conversion rate" and will be subject to adjustments as described below under "— Anti-Dilution Adjustments" and "— Adjustments to Conversion Rate Upon a Fundamental Change," but will not be adjusted for accrued interest. The "applicable conversion price" at any given time is equal to the principal amount of a note divided by the applicable conversion rate.

          You may surrender notes for conversion at the applicable conversion rate prior to the stated maturity of the notes under any of the following circumstances:

  •
  prior to November 15, 2024, during any conversion period (as defined below) if the closing sale price (as defined below) of our common stock for at least 20 trading days in the 30 consecutive trading day period ending on the first day of such conversion period is greater than 120% of the applicable conversion price on the first day of the conversion period (the "sale price condition");

  •
  prior to November 15, 2024, during the five consecutive business day period following any five consecutive trading day period in which the trading price (as defined below) of a note for each day of that trading period was less than 95% of the closing sale price of our common stock on such corresponding trading day as multiplied by the applicable conversion rate (the "trading price condition");

  •
  if the notes are called for redemption, during the period commencing with the date on which the notice of redemption is first sent to the holders up until the close of business on the business day preceding the redemption date; provided that if we elect to redeem less than all the notes, only those notes called for redemption may be converted;

  •
  at any time on or after November 15, 2024; or

  •
  upon the occurrence of specified corporate transactions described under "— Conversion Upon Specified Corporate Transactions."

          The term "trading day" means a day during which trading in securities generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange or another United States national securities exchange nor quoted on The Nasdaq Stock Market or another established automated over-the-counter trading market in the United States, on the principal other market on which our common stock is then traded or quoted. The term "business day" means any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are authorized by law, regulation or executive order to remain closed.

          If the notes are called for redemption or are subject to purchase because you have submitted your notes for purchase due to a repurchase event, your conversion rights on the notes so called for redemption or subject to purchase will expire at the close of business on the business day immediately preceding the redemption date or purchase date, as the case may be, unless we default in the payment of the redemption price or purchase price, as the case may be, in which case your conversion right will terminate at the close of business on the date the default is cured and the notes are redeemed or purchased. If you have submitted your notes for purchase upon a repurchase event, you may only convert your notes if you withdraw your election in accordance with the indenture.

Conversion Upon Satisfaction of Sale Price Condition

          Prior to November 15, 2024, you may surrender any of your notes for conversion during any conversion period if the closing sale price of our common stock for at least 20 trading days in the 30 consecutive trading day period ending on the first day of such conversion period is greater than 120% of the applicable conversion price in effect on the first day of the conversion period. A "conversion period" will be the period from and including the eleventh trading day in a fiscal quarter up to, but not including, the eleventh trading day of the following fiscal quarter.

          The "closing sale price" of our common stock on any date means the last reported closing price per share (or, if no last closing price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which our common stock then is listed, or if our common stock is not listed on a U.S. national or regional exchange, as reported on The Nasdaq Stock Market, or if our common stock is not quoted on The Nasdaq Stock Market, the "closing sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant dates as reported by the National Quotation Bureau Incorporated or any similar U.S. system of automated dissemination of quotations of securities prices. If our common stock is not so quoted, the "closing sale price" will be the price as reported on the principal other market on which our common stock is then traded. In the absence of such quotations, our board of directors (or a duly authorized committee thereof) will make a good faith determination of the closing sale price.

          The conversion agent, which will initially be U.S. Bank National Association, will, upon our request, determine if the notes are convertible as a result of satisfaction of the sale price condition and notify us and the trustee.

Conversion Upon Satisfaction of Trading Price Condition

          Prior to November 15, 2024, you may surrender any of your notes for conversion during the five consecutive business day period following any five consecutive trading day period in which the trading price of a note for each day of that trading period was less than 95% of the closing sale price of our common stock on such corresponding trading day multiplied by the applicable conversion rate.

          The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations per note obtained by the conversion agent for $5,000,000 principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include any of the underwriters for the notes; provided that if at least two such bids cannot reasonably be obtained by the conversion agent, but one such bid can reasonably be obtained by the conversion agent, this one bid will be used. If the conversion agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price of the notes will equal (a) the then-applicable conversion rate of the notes multiplied by (b) the closing sale price of our common stock on such determination date. Any such determination will be conclusive absent manifest error.

          The conversion agent will, on our behalf, determine if the notes are convertible as a result of satisfaction of the trading price condition and notify us and the trustee; provided, however, that the conversion agent will have no obligation to determine the trading price of the notes unless we have requested such determination in writing and we will have no obligation to make such request unless requested to do so by a holder of the notes who has provided us with written notice which includes reasonable evidence that the trading price condition has been satisfied and which includes a bid quotation from a nationally recognized securities dealer. At such time, we will instruct the conversion agent to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price of the notes is greater than or equal to 95% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate.

Conversion Upon Notice of Redemption

          You may surrender for conversion any notes called for redemption at any time prior to the close of business on the business day immediately preceding the redemption date, even if the notes are not otherwise convertible at such time. If you have already delivered a repurchase notice with respect to a note, however, you may not surrender that note for conversion until you have withdrawn the notice in accordance with the indenture.

Conversion After November 15, 2024

          You may surrender any of your notes for conversion at any time on or after November 15, 2024.

Conversion Upon Specified Corporate Transactions

          Even if none of the conditions described above has occurred, if we elect to:

  •
  distribute to all or substantially all holders of our common stock rights or warrants entitling them to purchase, for a period expiring within 60 days of the declaration date for such distribution, our common stock at less than the average closing sale price of our common stock for the five trading days immediately preceding the date such distribution was first publicly announced, or

  •
  distribute to all or substantially all holders of our common stock our assets, debt securities or rights or warrants to purchase our securities, which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the day preceding the declaration date for such distribution, then we must notify you of such distribution at least 20 days prior to the record or ex-dividend date for such distribution. Once we have given that notice, even if your notes are not otherwise convertible at that time, you may surrender your notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. You may not exercise this right to convert if you may participate in the distribution on an as-if-converted basis without conversion.

          In addition, if a fundamental change under clauses (2), (3) or (4) of the definition of that term set forth under "— Repurchase at Option of the Holder Upon a Repurchase Event" occurs, you may surrender any of your notes for conversion during the period starting on the 15th business day prior to the anticipated effective date of the fundamental change and ending at the close of business on the 15th business day after the actual effective date of such transaction (or such shorter period as may be applicable if we did not have actual notice of the effective date of a fundamental change 15 business days before the effective date) or, if such transaction results in holders having a right to require us to repurchase their notes, the second business day preceding the fundamental change repurchase date (as specified in the fundamental change repurchase right notice described under "— Repurchase at Option of the Holder Upon a Repurchase Event"). In connection with such a fundamental change, we will send you a fundamental change conversion right notice at least 15 business days prior to the anticipated effective date of the fundamental change (or such shorter period as may be applicable if we did not have actual notice of the effective date of a fundamental change 15 business days before the effective date) in which we will notify you that, among other things, you will have the right to convert the notes. Upon such a conversion in connection with any of the events described in clauses (2), (3) or (4) of the definition of fundamental change, as defined herein, you will receive any increase in the conversion rate described in "— Adjustment to Conversion Rate Upon a Fundamental Change". If a fundamental change occurs, you may have the right, at your option, to require us to repurchase all or a portion of your notes as described under "— Repurchase at Option of the Holder Upon a Repurchase Event" instead of converting your notes pursuant to this provision.

          Upon any determination by us, the conversion agent or the trustee that you are or will be entitled to convert your notes in accordance with the foregoing provisions, we will issue a press release and publish the information on our website.

Conversion Consideration

          If you surrender your notes for conversion, you will receive, in respect of each $1,000 principal amount of notes:

  •
  cash in the amount equal to the lesser of:

  (1)
  the principal amount of each note, or

  (2)
  the conversion value (as described below); and

  •
  to the extent the conversion value exceeds $1,000, a number of shares of our common stock (which we refer to as the "residual value shares") equal to the sum of the daily trading share amounts (calculated as described below) for each of the 20 consecutive trading days in the applicable conversion reference period (as described below); provided, however, we will pay cash in lieu of fractional shares otherwise issuable upon conversion of the notes.

          The "applicable conversion reference period" means the 20 consecutive trading days beginning on the third trading day following the conversion date or, if we elect to pay cash to holders of notes in lieu of all or a portion of the residual value shares as described below, the third trading day after the conversion retraction period (as defined below) ends.

          The "conversion value" is equal to the product of (1) the applicable conversion rate, and (2) the average of the closing sale prices of our common stock for each of the 20 consecutive trading days in the applicable conversion reference period.

          The "daily trading share amount" for each day in the applicable conversion reference period is equal to the greater of:

  •
  zero; or

  •
  a number of shares determined by the following formula:

(closing sale price × applicable conversion rate) - $1,000

20 × closing sale price

          We may elect to pay cash to holders of notes surrendered for conversion in lieu of all or a portion of the residual value shares issuable upon conversion of such notes. If we do so elect to pay cash, we will notify you through the trustee of the amount to be satisfied in cash (expressed as a percentage of each residual value share that will be paid in cash in lieu of our common stock) at any time on or before the date that is three business days following receipt of your notice of conversion (the "cash settlement notice period"). If we timely elect to pay cash for any portion of the residual value shares otherwise issuable to you, you may retract the conversion notice at any time during the two business day period immediately following the cash settlement notice period (the "conversion retraction period"). If we do not make such an election, no retraction can be made (and a conversion notice shall be irrevocable). In addition, if we choose to settle all or any portion of the residual value shares in cash in connection with conversions within 20 days prior to the stated maturity date, we will send, on or prior to the maturity date, a single notice to the trustee of the residual value shares to be satisfied in cash (expressed as a percentage of each residual value share that will be paid in cash in lieu of our common stock).

          The amount of cash payable in respect of each residual value share otherwise issuable upon conversion shall equal the sum of the residual cash value (as defined below) for such share calculated for each day of the applicable conversion reference period. The "residual cash value" for each date shall be the product of (1) the percentage of each residual value share otherwise issuable upon conversion which we elect to pay in cash and (2) the cash value of the daily trading share amount for such date. The cash value of the daily trading share amount shall be determined by multiplying the daily trading share amount for such date by the closing sale price of our common stock for such date.

          The number of fractional shares to be paid, if any, will be determined by the closing sale price on the first trading day of the applicable conversion reference period.

          We will determine the conversion value, the daily trading share amount, the calculation of the excess of the conversion value over the principal amount and the number of shares deliverable to you.

Conversion Procedures

          If you wish to exercise your conversion right, you must deliver an irrevocable conversion notice, together, if the notes are in certificated form, with the certificated security (the date of such delivery of notice and all other requirements for conversion having been satisfied, the "conversion date"), to the conversion agent and us. The conversion agent will, on your behalf, convert the notes into the conversion consideration described above under "— Conversion Consideration." You may obtain copies of the required form of the conversion notice from the conversion agent. Upon conversion, we will satisfy our conversion obligation with respect to the principal amount of the notes to be converted in cash, with any remaining amount to be satisfied in shares of our common stock (or, at our election, cash or a combination of cash and shares of our common stock), as described under "— Conversion Consideration."

          Shares of our common stock and cash deliverable upon conversion will be delivered to the conversion agent no later than the third business day following the applicable conversion reference period.

          We will not issue fractional shares of our common stock upon conversion of the notes. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis in respect of all the notes you have surrendered for conversion), you will be entitled to receive cash in an amount equal to the value of such fractional shares, based on the closing sale price on the first trading day of the applicable conversion reference period.

          Upon conversion of notes, you generally will not receive any cash payment of interest. By delivering to the holder the cash payment and the number of shares of our common stock, if any, issuable upon conversion, we will satisfy all of our obligations with respect to the notes through the conversion date. That is, accrued but unpaid interest, if any, will not be paid and we will not adjust the conversion rate to account for any accrued interest.

          If you surrender your notes for conversion between a record date and the opening of business on the next interest payment date, including the maturity date, you must pay funds equal to the interest payable on the principal amount being converted; provided no such payment by holders will be required for notes or portions of notes called for redemption or subject to purchase due to a fundamental change on a purchase date occurring during the period from the close of business on a record date and ending on the opening of business on the next interest payment date, or if that interest payment date is not a business day, the next business day after the interest payment date. As a result of the foregoing provisions, if the exception described in the preceding sentence does not apply and you surrender your notes for conversion on a date that is not an interest payment date, you will not receive any interest for the period from the interest payment date prior to the date of conversion or for any later period.

          If you convert notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax or duty is due because you request the shares to be issued or delivered in a name other than your own, in which case you will pay the tax or duty. Certificates representing our common stock will be issued or delivered only after all applicable taxes and duties payable by you, if any, have been paid.

Anti-dilution Adjustments

          The conversion rate will be subject to adjustment, without duplication, from time to time, upon the occurrence of any of the following events:

  (1)
  stock dividends in common stock — we pay or make a dividend or other distribution on our common stock, payable exclusively in shares of our common stock;

  (2)
  issuance of rights or warrants — we issue to all or substantially all holders of our common stock rights or warrants that allow the holders to purchase shares of our common stock for a period expiring within 60 days from the date of issuance of the rights or warrants at less than the current market price (other than any rights or warrants that by their terms will also be issued to you upon conversion of your notes into shares of our common stock without any action required by us or any other person or that are distributed to our shareholders upon a merger or consolidation and taking into consideration any consideration received by us for such rights and warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by us); provided that the conversion rate will be readjusted to the extent that the rights or warrants are not exercised prior to their expiration and as a result no additional shares are delivered or issued pursuant to such rights or warrants;

  (3)
  stock splits and combinations — we:

  •
  subdivide or split the outstanding shares of our common stock into a greater number of shares;

  •
  combine or reclassify the outstanding shares of our common stock into a smaller number of shares; or

  •
  issue by reclassification of the shares of our common stock any shares of our capital stock;

  (4)
  distribution of indebtedness, securities or assets — we distribute by dividend or otherwise to all or substantially all holders of our common stock evidences of indebtedness, securities or assets or rights, options or warrants to purchase our securities (provided, however, that if these rights or warrants are only exercisable upon the occurrence of specified triggering events, then the conversion rate will not be adjusted until the triggering events occur), but excluding:

  •
  dividends or distributions described in paragraph (1) above;

  •
  rights or warrants described in paragraph (2) above;

  •
  dividends or distributions paid exclusively in cash described in paragraph (6), (7) or (8) below (the "distributed assets"), in which event (other than in the case of a spin-off as described in clause (5) below), the conversion rate will be adjusted so that the same shall equal the rate determined by multiplying:

  •
  the conversion rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution by

  •
  an adjustment factor equal to a fraction, the numerator of which is the current market price of our common stock and the denominator of which is the current market price of our common stock on the date fixed for such determination minus the fair market value, as determined by our board of directors (or a committee thereof), whose determination in good faith will be conclusive, of the portion of those distributed assets applicable to one share of common stock.

    For purposes of this clause (4) (unless otherwise stated), the "current market price" of our common stock means the average of the closing sale prices of our common stock for the five consecutive trading days ending on the trading day prior to the earlier of the record date or the ex-dividend trading day for such distribution, and the new conversion rate will take effect immediately after the record date fixed for determination of the stockholders entitled to receive such distribution.

    Notwithstanding the foregoing, in cases where (a) the fair market value per share of the distributed assets equals or exceeds the current market price of our common stock, or (b) the current market price of our common stock exceeds the fair market value per share of the distributed assets by less than $1.00, in lieu of the foregoing adjustment, you will receive upon conversion, in addition to shares of our common stock, if any, the amount and type of distributed assets you would have received if you had converted your notes immediately prior to the record date for such distribution.

  (5)
  spin-offs — we distribute to all or substantially all holders of our common stock shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit, which we refer to as a "spin-off," in which case the conversion rate will be adjusted so that the same shall equal the rate determined by multiplying:

    •
    the conversion rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution by

    •
    an adjustment factor equal to the sum of the daily adjustments (as described below) for each of the 10 consecutive trading days beginning on the effective date of the spin-off.

    The "daily adjustment" for any given trading day is equal to a fraction:

    •
    the numerator of which is the closing price of our common stock on that trading day plus the closing price of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of our common stock on that trading day, and

    •
    the denominator of which is the product of 10 and the closing price of our common stock on that trading day.

    The adjustment to the conversion rate in the event of a spin-off will become effective on the tenth trading day from, and including, the effective date of the spin-off.

  (6)
  cash distributions — we pay a dividend or make a distribution consisting exclusively of cash to all or substantially all holders of outstanding shares of common stock, in which event the conversion rate will be adjusted so that the same shall equal the rate determined by multiplying:

  •
  the conversion rate in effect immediately prior to the close of business on the date fixed for determination of stockholders entitled to receive such distribution by

  •
  an adjustment factor equal to a fraction, the numerator of which is the current market price of our common stock, and the denominator of which is the current market price of our common stock, minus the amount per share of such distribution.

    For purposes of this clause (6), the "current market price" of our common stock means the average of the closing sale prices of our common stock for the five consecutive trading days ending on the trading day prior to the ex-dividend trading day for such cash distribution, and the new conversion rate will take effect immediately after the record date fixed for determination of the stockholders entitled to receive such distribution.

    Notwithstanding the foregoing, in cases where (a) the per share amount of such distribution equals or exceeds the current market price of our common stock or (b) the current market price of our common stock exceeds the per share amount of such distribution by less than $1.00, in lieu of the foregoing adjustment, you will receive upon conversion, in addition to shares of our common stock, if any, such distribution you would have received if you had converted your notes immediately prior to the record date for such distribution.

  (7)
  tender or exchange offers — we (or one of our subsidiaries) make a payment in respect of a tender offer or exchange offer for any portion of our common stock, in which event, to the extent the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, as the case may be, the conversion rate will be adjusted so that the same shall equal the rate determined by multiplying:

  •
  the conversion rate immediately prior to close of business on the date of the expiration of the tender or exchange offer by

    •
    an adjustment factor equal to a fraction, the numerator of which will be the sum of (a) the fair market value, as determined by our board of directors (or a committee thereof), of the aggregate consideration payable for all shares of our common stock we purchase in the tender or exchange offer and (b) the product of (i) the number of shares of our common stock outstanding less any such purchased shares and (ii) the closing sale price of our common stock on the trading day following the date of the expiration of the tender or exchange offer, and the denominator of which will be the product of (a) the number of shares of our common stock outstanding, including any such purchased shares, and (b) the closing sale price of our common stock on the trading day following the date of expiration of the tender or exchange offer.

    The adjustment pursuant to this clause (7) will become effective immediately after the opening of business on the second trading day following the date of expiration of the tender or exchange offer.

  (8)
  repurchases — we (or one of our subsidiaries) make a payment in respect of a repurchase for our common stock the consideration for which exceeds the then-prevailing market price of our common stock (such amount, the "repurchase premium"), and that repurchase, together with any other repurchases of our common stock by us (or one of our subsidiaries) involving a repurchase premium concluded within the preceding 12 months not triggering a conversion price adjustment, results in the payment by us of an aggregate consideration exceeding an amount equal to 10% of the market capitalization of our common stock, the conversion rate will be adjusted so that the same shall equal the rate determined by multiplying:

  •
  the conversion rate immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by

  •
  an adjustment factor equal to a fraction, the numerator of which is the current market price of our common stock and the denominator of which is (a) the current market price of our common stock, minus (b) the quotient of (i) the aggregate amount of all of the repurchase premiums paid in connection with such repurchases and (ii) the number of shares of common stock outstanding on the day following the date of the repurchase triggering the adjustment, as determined by our board of directors (or a committee thereof);

    provided that no adjustment to the conversion rate will be made to the extent the conversion rate is not increased as a result of the above calculation and provided further that the repurchases of our common stock effected by us or our agent in conformity with Rule 10b-18 under the Exchange Act, will not be included in any adjustment to the conversion rate made under this clause (8).

    For purposes of this clause (8):

    •
    the market capitalization will be calculated by multiplying the current market price of our common stock by the number of shares of common stock then outstanding on the date of the repurchase triggering the adjustment immediately prior to such repurchase,

    •
    the current market price will be the average of the closing sale prices of our common stock for the five consecutive trading days beginning on the trading day following the date of the repurchase triggering the adjustment, and

    •
    in determining the repurchase premium, the "then-prevailing market price" of our common stock will be the average of the closing sale prices of our common stock for the five consecutive trading days ending on the relevant repurchase date.

          If a payment would cause an adjustment to the conversion rate under both clause (7) and clause (8), the provisions of clause (8) shall control.

          We may increase the conversion rate as our board of directors considers advisable to avoid or diminish any income tax to holders of our common stock or rights to purchase our common stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of at least 20 business days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes such a determination, it will be conclusive. We will give you notice at least 15 days prior to the effective date of such change in the conversion rate, with a copy to the trustee and conversion agent, of such an increase in the conversion rate. Any increase, however, will not be taken into account for purposes of determining whether the closing price of our common stock equals or exceeds 105% of the conversion price in connection with an event that otherwise would be a fundamental change as defined below.

          No adjustment to the conversion rate or your ability to convert will be made if you otherwise participate in the distribution without conversion or in certain other cases.

          The applicable conversion will not be adjusted:

  •
  upon the issuance of any shares of our common stock or options, warrants or other rights to acquire our common stock (including the issuance of common stock pursuant to such options, warrants or other rights), in any transaction resulting in an exchange for fair market value, including in connection with a reduction of indebtedness or liabilities of us or any of our subsidiaries including, without limitation, pursuant to settlements with respect to claims related to any governmental or private litigation, dispute, investigation, proceeding or other similar action;

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan or similar arrangement providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any such plan or arrangement;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program or similar arrangement of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

  •
  for a change in the par value of our common stock; or

  •
  for accrued and unpaid interest, if any.

          We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustment that is less than 1% of the conversion rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the notes and (b) otherwise (1) five business days prior to the maturity of the notes (whether at stated maturity or otherwise) or (2) prior to any redemption date or repurchase date, unless such adjustment has already been made.

          If you will receive common stock upon conversion of your notes, you will also receive the associated rights under any stockholder rights plan we may adopt, whether or not the rights have separated from the common stock at the time of conversion unless, prior to conversion, the rights have expired, terminated or been exchanged.

          In the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive other securities, cash or property, upon conversion of your notes, you will be entitled to receive the same type of consideration that you would have been entitled to receive if you had converted the notes into our common stock immediately prior to any of these events.

          For purposes of the foregoing, the type and amount of consideration that you would have been entitled to receive as a holder of our common stock in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election.

          Simultaneously with an adjustment of the conversion rate, we will disseminate a press release detailing the new conversion rate and other relevant information and publish the information on our website.

Optional Redemption by QCII

          The notes may not be redeemed prior to November 20, 2008. At any time on or after November 20, 2008, and before November 20, 2010, we will have the right, at our option, to redeem the notes in cash, in whole or in part, but only if the closing sale price of our common stock for at least 20 trading days in the 30 consecutive trading day period ending on the date one trading day prior to the day we give a notice of redemption is greater than 130% of the applicable conversion price on the date of such notice, at a redemption price equal to the sum of (1) 100% of the principal amount of the notes to be redeemed, plus (2) the sum, as determined by the quotation agent, as defined below, of the present values of the remaining scheduled payments of interest thereof from the redemption date to November 20, 2010 (excluding interest accrued to the redemption date), which we refer to as "remaining life," discounted from their respective scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year consisting of 30-day months) at the treasury rate, as defined below, plus 50 basis points (the "make-whole premium"), plus (3) accrued and unpaid interest, if any, on the principal amount of the notes redeemed to the date of redemption. We must make a make-whole premium payment in cash on all notes called for redemption prior to November 20, 2010, including notes converted after the date we mailed the notice.

          At any time on or after November 20, 2010, we will have the right, at our option, to redeem the notes, in whole or in part, at a redemption price in cash equal to 100% of the principal amount of the notes being redeemed, together with accrued and unpaid interest thereon, if any, to the redemption date.

          The "comparable treasury issue" means the United States treasury security selected by the quotation agent as having a maturity comparable to the remaining life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the remaining life as of the applicable redemption date.

          The "comparable treasury price" means, with respect to any redemption date, the average of two reference treasury dealer quotations for such redemption date.

          The "quotation agent" means the reference treasury dealer appointed by us.

          The "reference treasury dealer" means Goldman Sachs & Co. and its successors and another U.S. government securities dealer selected by the Company, provided, however, that if Goldman, Sachs & Co. ceases to be a primary U.S. government securities dealer in New York City, the Company will substitute therefore another primary U.S. government securities dealer.

          The "reference treasury dealer quotations" means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such reference treasury dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

          The "treasury rate" means, with respect to any redemption date, the rate per annum equal to the semiannual yield to maturity of the comparable treasury issue, calculated on the third business day preceding such redemption date using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

          No sinking fund is provided for the notes.

          We may, to the extent permitted by law, at any time, and from time to time, purchase the notes at any price or prices in the open market or otherwise.

Selection and Notice of Redemption

          In the event that less than all of the notes are to be redeemed at any time pursuant to an optional redemption, selection of the notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed or, if such notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate; provided, however, that no notes of a principal amount of $1,000 or less shall be redeemed in part and any redemption shall be pro rata.

          Notice of redemption will be mailed by first-class mail, given electronically or by any other means approved by the trustee, at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of the note to be redeemed. A note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon cancellation of the original note. On and after the date of redemption, interest will cease to accrue on notes or portions thereof called for redemption so long as the Company has deposited with the paying agent for the notes funds in satisfaction of the redemption price (including accrued and unpaid interest, if any, on the notes to be redeemed) pursuant to the indenture.

Repurchase at Option of the Holder Upon a Repurchase Event

          On each of November 15, 2010, 2015 and 2020, you will have the right to require us to repurchase any or all of your notes for cash at a price equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, if any, to (but not including) the repurchase date.

          If you wish to exercise your repurchase right, you must deliver a notice, together, if the notes are in certificated form, with the certificated security to the trustee. You may obtain copies of the required form of the repurchase notice from the trustee. Upon repurchase, we will satisfy our obligation with respect to the principal amount of the notes in cash. Cash deliverable upon repurchase will be delivered through the trustee no later than the third business day following the repurchase.

          In addition, if a fundamental change (as defined below) occurs at any time prior to stated maturity, you may have the right to require us to repurchase any or all of your notes for cash, at a price equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, if any, to (but not including) the fundamental change repurchase date, unless such repurchase date falls after a record date and on or prior to the corresponding interest payment date, in which case we will pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record at the close of business on the corresponding regular record date. For a discussion of the U.S. federal income tax treatment of a holder receiving cash, see "Certain United States Federal Income Tax Consequences."

          At least 15 trading days prior to the expected effective date of a fundamental change (or such shorter period as may be applicable if we did not have actual notice of the effective date of a fundamental change 15 business days before the effective date), we will provide to all holders of the notes, the trustee, the paying agent and conversion agent a notification (the "fundamental change conversion right notice") stating:

  •
  if applicable, whether we will issue additional shares upon conversion as described under "— Adjustment to Conversion Rate Upon a Fundamental Change"; or

  •
  whether we expect that holders will have the right to require us to repurchase their notes as described in this section.

We must also state in the fundamental change conversion right notice that the holders of the notes have the right to convert their notes in accordance with the provisions of the indenture described under "— Conversion of Notes — Conversion Upon Specified Corporate Transactions."

          A "fundamental change" will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:

  (1)
  our common stock (or other common stock into which the notes are convertible) is neither traded on the New York Stock Exchange or another U.S. national securities exchange nor quoted on The Nasdaq Stock Market or another established automated over-the-counter trading market in the United States; or

  (2)
  any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans; or

  (3)
  we merge or consolidate with or into any other person (other than a subsidiary), another person merges with or into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person, other than any transaction:

  •
  that does not result in a reclassification, conversion, exchange or cancellation of our outstanding common stock;

  •
  pursuant to which the holders of our common stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction; or

  •
  which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity; or

  (4)
  at any time our continuing directors do not constitute a majority of our board of directors (or, if applicable, a successor person to us).

          However, notwithstanding the foregoing, holders of the notes will not have the right to require us to repurchase any notes under clauses (2), (3) or (4) above (and we will not be required to deliver the fundamental change repurchase right notice incidental thereto), if either:

  •
  the closing sale price of our common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the fundamental change or the public announcement of the fundamental change, in the case of a fundamental change relating to an acquisition of capital stock under clause (2) above, or the period of 10 consecutive trading days ending immediately before the fundamental change, in the case of a fundamental change relating to a merger, consolidation, asset sale or otherwise under clause (3) above or a change in the board of directors under clause (4) above, equals or exceeds 105% of the applicable conversion price of the notes in effect on each of those five trading days; or

  •
  at least 90% of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights and cash dividends) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a fundamental change under clause (2) and/or clause (3) above consists of shares of common stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on The Nasdaq Stock Market or another established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following the merger or consolidation) and, as a result of the merger or consolidation, the notes become convertible into such shares of such common stock.

          For purposes of these provisions, whether a person is a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Exchange Act, and "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

          The term "continuing directors" means, as of any date of determination, any member of our board of directors who (a) was a member of our board of directors on the date of the indenture or (b) becomes a member of our board of directors subsequent to that date and was appointed, nominated for election or elected to our board of directors with the approval of a majority of the continuing directors who were members of our board of directors at the time of such appointment, nomination or election.

          The term "capital stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distribution of the assets of, the issuing person.

          In addition to the fundamental change conversion right notice required to be sent prior to certain fundamental changes described above, on or before the 15th business day after the date on which a fundamental change transaction becomes effective (which fundamental change results in the holders of notes having the right to cause us to repurchase their notes) (the "effective date") (or such shorter period as may be applicable if we did not have actual notice of the effective date of a fundamental change 15 business days before the effective date), we will provide to all holders of the notes and the trustee and paying agent and conversion agent a notice of the occurrence of the fundamental change and of the resulting repurchase right (the "fundamental change repurchase right notice").

          Each fundamental change repurchase right notice will state, among other things:

  •
  the events giving rise to the fundamental change;

  •
  if we will adjust the conversion rate pursuant to a fundamental change that falls under clause (2), (3) or (4) of the definition of fundamental change, the conversion rate and any adjustments to the conversion rate;

  •
  the effective date of the fundamental change, if applicable;

  •
  the last date on which a holder may exercise the repurchase right;

  •
  the fundamental change repurchase price;

  •
  the repurchase date;

  •
  the name and address of the paying agent and the conversion agent;

  •
  that the notes with respect to which the fundamental change repurchase right notice has been given by the holder may be converted only if the holder withdraws the repurchase notice in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to repurchase their notes.

          Simultaneously with providing such repurchase right notice, we will issue a press release and publish the information contained in such notice through a public medium customary for such press releases.

          To exercise the fundamental change repurchase right, you must deliver, before the close of business on the second business day immediately preceding the repurchase date, the notes to be purchased, duly endorsed for transfer, together with the repurchase notice duly completed, to the paying agent. Your repurchase notice must state:

  •
  if certificated, the certificate numbers of the notes to be delivered for repurchase;

  •
  the portion of the principal amount of notes to be purchased, which must be $2,000 or an integral multiple of $1,000 in excess thereof; and

  •
  that the notes are to be purchased by us as of the fundamental change repurchase date pursuant to the applicable provisions of the notes and the indenture.

          If the notes are not in certificated form, your fundamental change repurchase notice must comply with appropriate DTC procedures.

          You may withdraw any fundamental change repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to 5:00 p.m., New York City time, on the second business day prior to the repurchase date. The notice of withdrawal will state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

  •
  the principal amount, if any, that remains subject to the repurchase notice.

          If the notes are not in certificated form, the notice of withdrawal must comply with appropriate DTC procedures.

          We will be required to repurchase the notes on a date chosen by us in our sole discretion that is no less than 20 and no more than 35 business days after the date of our mailing of the repurchase right notice with respect to the occurrence of the relevant fundamental change repurchase event, subject to extension to comply with applicable law. To receive payment of the repurchase price, you must either effect book-entry transfer or deliver the notes, together with necessary endorsements, to the office of the paying agent after delivery of the repurchase notice. Holders will receive payment of the repurchase price promptly following the later of the repurchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the repurchase price of the notes on the business day following the repurchase date, then:

  •
  the notes will cease to be outstanding and interest, if any, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

  •
  all other rights of the holder will terminate (other than the right to receive the repurchase price upon delivery or transfer of the notes).

          We will under the indenture:

  •
  comply with the provisions of Rule 13e-4 and Rule 14e-1, if applicable, under the Exchange Act;

  •
  file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

  •
  otherwise comply with all applicable federal and state securities laws in connection with any offer by us to purchase the notes upon a repurchase event.

Adjustment to Conversion Rate Upon a Fundamental Change

          If and only to the extent that you convert your notes in connection with a fundamental change described in clause (2), (3) or (4) of the definition of fundamental change, we will increase the conversion rate for the notes surrendered for conversion by a number of additional shares (the "additional shares") as described below; provided, however, that no increase will be made in the case of a fundamental change if at least 90% of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in such fundamental change transaction consists of shares of capital stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on The Nasdaq Stock Market or another established automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction) and as a result of such transaction or transactions the notes become convertible solely into such common stock.

          The number of additional shares will be determined by reference to the table below, based on the effective date of the fundamental change and the price (the "stock price") paid per share for our common stock in such fundamental change transaction. If holders of our common stock receive only cash in such fundamental change transaction, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last closing prices of our common stock on each of the five consecutive trading days prior to but not including the effective date of such fundamental change.

          A conversion of notes by a holder will be deemed for these purposes to be "in connection with" a fundamental change if the conversion notice is received by the conversion agent on or subsequent to the effective date of the fundamental change and prior to the 45th day following the effective date of the fundamental change (or, if earlier and to the extent applicable, the close of business on the second business day immediately preceding the fundamental change repurchase date (as specified in the repurchase right notice described under "— Repurchase at Option of the Holder Upon a Repurchase Event")).

          The stock prices set forth in the first row of the following table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted, as described above under "— Anti-dilution Adjustments." The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by an adjustment factor equal to a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and for the same events as the conversion rate as set forth under "— Anti-dilution Adjustments" above.

          The following table sets forth the hypothetical increase in the conversion rate, expressed as a number of additional shares issuable per $1,000 initial principal amount of notes as a result of a fundamental change that occurs in the corresponding period:

Stock Price ($)
Effective Date of Fundamental Change
	5.00	6.00	7.00	8.00	10.00	12.50	15.00	20.00	25.00	30.00	35.00	40.00
-Nov-2005
15-Nov-2006
15-Nov-2007
15-Nov-2008
15-Nov-2009
15-Nov-2010

          The stock prices and additional share amounts set forth above are based upon a closing sale price of $    on November    , 2005 and an initial conversion price of $    .

          The exact stock price and conversion dates may not be set forth on the table; in which case, if the stock price is:

  •
  between two stock price amounts on the table or the conversion date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

  •
  more than $    per share (subject to adjustment), no adjustment will be made to the conversion rate as a result of the Fundamental Change.

  •
  less than $    per share (subject to adjustment), no adjustment will be made to the conversion rate as a result of the Fundamental Change.

          Notwithstanding the foregoing, in no event will the total number of shares issuable upon conversion of a note exceed             per $1,000 initial principal amount of the notes, after giving effect to the make whole adjustment and any related increase in the conversion rate described above, subject to anti-dilution adjustments described under "— Anti-dilution Adjustments."

Consolidation, Merger and Sale of Assets

          We may not, directly or indirectly, consolidate with or merge into any person in a transaction in which we are not the surviving corporation or convey, transfer or lease our properties and assets substantially as an entirety to any successor person, unless:

  (1)
  the successor person, if any, is:

  (a)
  a corporation organized and existing under the laws of the United States, any state of the United States, or the District of Columbia, and

  (b)
  such person assumes our obligations on the notes and under the indenture; and

  (2)
  immediately after giving effect to the transaction, no default or event of default will have occurred and be continuing.

          Notwithstanding the foregoing, we may merge with an affiliate solely for the purpose of reincorporating in another jurisdiction.

Events of Default

          Each of the following is an "Event of Default" under the indenture:

  (1)
  a default in the payment of any installment of interest upon any of the notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

  (2)
  default in the payment of all or any part of the principal of any of the notes as and when the same shall become due and payable at maturity;

  (3)
  default on the part of us in the performance, or breach by us, of any other covenant or agreement on our part as set forth in the notes or in the indenture (other than a covenant or agreement in respect of which a default or breach by us that is specifically dealt with in the other enumerated provisions below), and continuance of such default or breach without cure or waiver for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee, or to us and the trustee by the Holders of at least 25% in principal amount of the notes at the time outstanding, a written notice specifying such failure and requiring the same to be remedied;

  (4)
  we fail to pay the purchase price of any note when due (including, without limitation, on any repurchase date, the delivery of cash as a return of principal, any cash in lieu of fractional shares, and any shares, as the case may be, upon conversion of notes within the time period required by the indenture);

  (5)
  we fail to provide timely notice of a fundamental change, if required by the indenture, if such failure continues for 30 days after we receive notice of our failure to do so;

  (6)
  any indebtedness for money borrowed by us or one of our significant subsidiaries (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by us) in an aggregate outstanding principal amount in excess of $100.0 million is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration is not cured or rescinded, within 10 days after written notice, provided however, that this clause (6) will not be applicable if the notes receive at any later date a rating of BBB- or greater by Standard & Poor's Corporation ("S&P") or Baa3 or greater by Moody's Investor Service, Inc. ("Moody's") after the date the notes receive any such rating (or if such ratings are not issued for the notes by S&P or Moody's, the corporate rating (in the case of S&P) or the senior implied rating (in the case of Moody's) of QCII);

  (7)
  we fail or any of our significant subsidiaries (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by us) fail to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is at least $100.0 million, if the judgments are not paid, discharged or stayed within 60 days, provided however, that this clause (7) will not be applicable if the notes receive at any later date a rating of BBB- or greater by S&P's or Baa3 or greater by Moody's after the date the notes receive any such rating (or if such ratings are not issued for the notes by S&P or Moody's, the corporate rating (in the case of S&P) or the senior implied rating (in the case of Moody's) of QCII); and

  (8)
  certain events in bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

          The term "significant subsidiary" has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

          If an event of default, other than an event of default described in clause (8) above with respect to us, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes to be due and payable immediately. However, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the non-payment of principal of notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. If an event of default arising from events of bankruptcy, insolvency or reorganization with respect to us occurs, then the principal of, and accrued interest on, all the notes will automatically become immediately due and payable without any declaration or other act on the part of the holders of the notes or the trustee. For information as to waiver of defaults, see "— Meetings, Modification and Waiver" below.

          In the event of a declaration of acceleration of the notes because an event of default described in clause (6) has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if such event of default triggering such declaration of acceleration pursuant to clause (6) shall have been remedied or cured by us or any of our subsidiaries or waived by holders of the relevant indebtedness within 60 days of the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing events of default, except non-payment of principal, premium or interest on the notes that became due and payable solely because of the acceleration of the notes, have been cured or waived.

          Subject to the trustee's duties in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders, unless the holders have offered to the trustee reasonable indemnity. Subject to the indenture, applicable law and the trustee's indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

          No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

  •
  the holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

  •
  the trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

          However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or any premium or interest on any note on or after the applicable due date or the right to convert the note in accordance with the indenture.

          Generally, the holders of a majority of the aggregate principal amount of outstanding notes may waive any default or event of default unless:

  •
  we fail to pay principal, premium or interest on any note when due;

  •
  we fail to convert any note into common stock in accordance with the provisions of the note and the indenture; or

  •
  we fail to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding note affected.

          We are required to furnish to the trustee, on an annual basis, an officer's certificate as to whether or not the Company, to such officers' knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

Meetings, Modification and Waiver

          The indenture contains provisions for convening meetings of the holders of notes to consider matters affecting their interests.

          We and the trustee may amend or supplement the indenture or the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes. In addition, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance in any instance with any provision of the indenture without notice to the note holders. However, no amendment, supplement or waiver may be made without the consent of the holder of each outstanding note if such amendment, supplement or waiver would:

  •
  change the stated maturity of the principal of, or interest on, any note;

  •
  reduce the principal amount of or interest on any note;

  •
  reduce the amount of principal payable upon acceleration of the maturity of any note;

  •
  change the place or currency of payment of principal of or interest on any note;

  •
  impair the right to institute suit for the enforcement of any payment on, or with respect to, any note;

  •
  modify the provisions with respect to our obligation to repurchase notes upon a fundamental change or relating to our requirement to repurchase notes on each of November 15, 2010, 2015 and 2020, in a manner adverse to holders;

  •
  adversely affect the right of holders to convert notes other than as provided in the indenture;

  •
  reduce the percentage in principal amount of outstanding notes required for modification or amendment of the indenture;

  •
  reduce the percentage in principal amount of outstanding notes necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

  •
  reduce the percentage required for the adoption of a resolution or for a quorum required at any meeting of holders of notes at which a resolution is adopted; or

  •
  modify provisions with respect to modification and waiver (including waiver of events of default), except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of notes.

          We and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of, the note holders to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any note holder.

Satisfaction and Discharge

          We may discharge our obligations under the indenture while notes remain outstanding if all outstanding notes have or will become due and payable at their scheduled maturity within one year and we have deposited with the trustee or a paying agent an amount sufficient to pay and discharge all outstanding notes on the date of their scheduled maturity; provided, however, that the foregoing will not discharge our obligation to effect conversion, registration of transfer or exchange of securities in accordance with the terms of the indenture.

Transfer and Exchange

          We have initially appointed the trustee as the security registrar, paying agent and conversion agent, acting through its corporate trust office. We reserve the right to:

  •
  vary or terminate the appointment of the security registrar, paying agent or conversion agent;

  •
  act as the paying agent;

  •
  appoint additional paying agents or conversion agents; or

  •
  approve any change in the office through which any security registrar or any paying agent or conversion agent acts.

Purchase and Cancellation

          All notes surrendered for payment, registration of transfer or exchange or conversion will, if surrendered to any person other than the trustee, be delivered to the trustee. All notes delivered to the trustee will be cancelled promptly by the trustee. No notes will be authenticated in exchange for any notes cancelled as provided in the indenture.

          We may, to the extent permitted by law, at any time, and from time to time, purchase notes in the open market or otherwise at any price or prices. Any notes purchased by us may, to the extent permitted by law, be reissued or resold or may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled. Any notes held by us or one of our subsidiaries will be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of note holders.

Replacement of Notes

          We will replace mutilated, destroyed, stolen or lost notes at your expense upon delivery to the trustee of the mutilated notes, or evidence of the loss, theft or destruction of the notes satisfactory to us and the trustee. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of such note before a replacement note will be issued.

Calculations in Respect of the Notes

          We will be responsible for making many of the calculations called for under the notes. These calculations include, but are not limited to, determination of the closing sale price of our common stock in the absence of reported or quoted prices and adjustments to the conversion rate. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the holders of notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely conclusively on the accuracy of our calculations without independent verification.

No Personal Liability of Directors, Officers, Employees or Stockholders

          No director, officer, employee, incorporator or stockholder of QCII, as such, will have any liability for any obligations of QCII under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

          The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

          U.S. Bank National Association has agreed to serve as the trustee under the indenture. The trustee will be permitted to deal with us and any of our affiliates with the same rights as if it were not trustee. However, under the Trust Indenture Act, if the trustee acquires any conflicting interest and there exists a default with respect to the notes, the trustee must eliminate such conflict or resign.

          The holders of a majority in principal amount of all outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee. However, any such direction may not conflict with any law or the indenture, may not be unduly prejudicial to the rights of another holder or the trustee and may not involve the trustee in personal liability.

Book-Entry, Delivery and Form

          We will initially issue the notes in the form of one or more global securities. The global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You will hold your beneficial interests in the global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form, called "certificated securities," will be issued only in certain limited circumstances described below.

          DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

          DTC was created to hold securities of institutions that have accounts with DTC, called "participants" and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include the underwriters, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies, called "indirect participants," that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

          We expect that pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited will be designated by the underwriters. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

          Owners of beneficial interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cutoff times, for submitting requests for conversion.

          So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action. Additionally, in such case, the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

          We will make payments of principal of and interest on the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

          We expect that DTC or its nominee, upon receipt of any payment of principal of or interest on the global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

          Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

          DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depositary for the global security or ceases to be a clearing agency or there is an event of default under the notes, DTC will exchange the global security for certificated securities which it will distribute to its participants. Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility, or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

DESCRIPTION OF CAPITAL STOCK

          The rights of our stockholders will be governed by Delaware law, our certificate of incorporation, and our by-laws. The following description of the material terms of our capital stock is based on the provisions of our certificate of incorporation and by-laws, as amended, and is only a summary. You should refer to the copy of our certificate of incorporation that has been filed with the SEC. For more information as to how you can obtain a current copy of our certificate of incorporation and by-laws, see "Additional Information." As used in this "Description of Capital Stock," "we," "our," and the "Company" refer to Qwest Communications International Inc., and do not, unless the context otherwise indicates, include our subsidiaries.

          As of September 30, 2005, we had 5,200,000,000 shares of authorized capital stock. Those shares consisted of (1) 200,000,000 shares of preferred stock, $1.00 par value per share, of which no shares were outstanding, and (2) 5,000,000,000 shares of common stock, $0.01 par value per share, of which 1,858,753,612 shares were issued and outstanding and approximately 141,756,319 shares reserved for issuance upon exercise of outstanding stock options and similar rights.

Preferred Stock

          We may issue preferred stock from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, our board of directors is authorized to determine the designations, preferences and relative, participating, optional or other special rights, including whether the preferred stock is convertible or exchangeable and, if so, the security or securities into which the preferred stock is convertible or exchangeable, and the terms, conditions and provisions of conversion or exchange of the preferred stock into or for any other security or securities, and the qualifications, limitations or restrictions, for each series of preferred stock that may be issued and to fix the number of shares of each series.

Common Stock

          Subject to the rights of the holders of any of our preferred stock then outstanding, holders of common stock are entitled to one vote per share on matters to be voted on by our stockholders and to receive dividends, if any, when declared from time to time by our board of directors in its discretion out of legally available funds. Upon our liquidation or dissolution, holders of common stock would be entitled to receive proportionately all assets remaining after payment of all liabilities and liquidation preference on any shares of preferred stock outstanding at the time. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to common stock. All of our outstanding common stock is fully paid and non-assessable, which means that the holders have paid their purchase price in full and we may not ask them for additional funds, and all of the shares of common stock that may be issued upon conversion of the notes will be fully paid and non-assessable when issued.

          The transfer agent and registrar for our common stock is The Bank of New York.

          Our common stock is listed on the New York Stock Exchange under the ticker symbol "Q."

Limitation of Liability and Indemnification Matters

          Our certificate of incorporation provides that a director of QCII will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the General Corporation Law of the State of Delaware.

Section 203 of the General Corporation Law of the State of Delaware

          Section 203 of the General Corporation Law of the State of Delaware applies to us. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder," as defined in Section 203, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder," as defined in Section 203, is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between us and a related person is prohibited within the three-year period unless it satisfies one of the following conditions:

  •
  before the stockholder became an interested stockholder, the board of directors of QCII must have approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the related person owned at least 85% of the voting stock of QCII outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  the business combination is approved by the board of directors of QCII and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

          See also "— Certain Anti-Takeover Matters — Vote Required for Certain Business Combinations" for information about provisions in our certificate of incorporation that impose requirements similar to those of Section 203.

Certain Anti-Takeover Matters

          Our certificate of incorporation and by-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

          Vote Required for Certain Business Combinations.    Our certificate of incorporation generally requires the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of QCII entitled to vote generally in the election of directors, which we call "voting stock," voting together as a single class, in addition to any other affirmative vote required by law or the certificate of incorporation, to approve:

  •
  any merger or consolidation of QCII or any of our subsidiaries with a "related person," as defined in the certificate of incorporation and described below;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or any "substantial part," as defined in the certificate of incorporation and described below, of the assets either of QCII, including, without limitation, any voting securities of a subsidiary of QCII, or a subsidiary of QCII to a related person;

  •
  the issuance by QCII or any of its subsidiaries of any securities of QCII or any of its subsidiaries to any related person;

  •
  the acquisition by QCII or any of its subsidiaries of any securities of a related person;

  •
  any recapitalization that would have the effect, directly or indirectly, of increasing the voting power of a related person;

  •
  any merger of QCII into a subsidiary of QCII; or

  •
  any agreement, contract, or other arrangement providing for any of the transactions above.

          A "related person" means any individual, corporation, partnership or other person or entity which, together with its affiliates and associates, beneficially owns in the aggregate 10% or more of the outstanding voting stock of QCII and any affiliate or associate of such person or entity.

          A "substantial part" means more than 80% of the book value of the total consolidated assets of QCII as reported in the consolidated financial statements of QCII and its subsidiaries as of the end of its most recent fiscal year ending prior to the time of determination.

          The special voting requirement described above will not apply to a transaction of any of the kinds described above, and that transaction will require only any affirmative vote that is required by law and any other provisions of our certificate of incorporation, if either:

  •
  the transaction is approved by a majority of our "continuing directors," a term which is defined to mean any director who is unaffiliated and not associated with the related person and was a member of the board of directors before the related person became a related person, and any successor of a continuing director who is recommended to succeed the continuing director then a member of the board; or

  •
  all of the following conditions are met:

  •
  the aggregate amount of the cash, and the fair market value as of the date of consummation of the transaction of consideration other than cash, to be received per share by holders of common stock in the transaction is at least equal to the higher of the following:

  •
  the highest per share price paid by the related person for any shares of common stock acquired by it within the two-year period immediately before the first public announcement of the proposal of the transaction, which we call the "announcement date," or in the transaction in which it became a related person, whichever is higher; or

  •
  the fair market value per share of common stock on the announcement date or the date on which the related person became a related person, whichever is higher; and

  •
  the aggregate amount of the cash, and the fair market value as of the date of consummation of the transaction of consideration, other than cash, to be received per share by holders of shares of any other class of outstanding voting stock is at least equal to the highest of the following:

  •
  if applicable, the highest per share price paid by the related person for any shares of that class of voting stock acquired by it within the two-year period immediately before the announcement date or in the transaction in which it became a related person, whichever is higher; or

  •
  if applicable, the redemption price of the shares of such class or series, or if such shares have no redemption price, the highest amount per share to which the holders of shares of that class of voting stock are entitled to receive upon any liquidation of QCII on the announcement date or the date on which the related person became a related person, whichever is higher; or

  •
  the fair market value per share of that class of voting stock on the announcement date or the date on which the related person became a related person, whichever is higher; and

      •
      the consideration to be received in the transaction by holders of a particular class of outstanding voting stock will be in cash or in the same form as the related person has previously paid for shares of that class of voting stock; if the related person has paid for shares of any class of voting stock with varying forms of consideration, the consideration for that class will be either cash or the form used to acquire the largest number of shares of that class previously acquired by it; and

      •
      a proxy or information statement describing the proposed transaction and complying with the requirements of the Exchange Act and the rules and regulations under the Exchange Act has been mailed to our public stockholders for the purpose of soliciting stockholder approval of the transaction and shall have contained at the front thereof any recommendation of the continuing directors and a fairness opinion of a reputable investment banking firm.

          Advance Notice Requirements.    Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or other business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals of these kinds must be timely given in writing to the Secretary of QCII before the meeting at which the action is to be taken. Generally, to be timely, notice of stockholder proposals must be received at the principal executive offices of QCII not less than 120 days before the anniversary date of QCII's proxy statement released to stockholders the prior year, or if the date of the annual meeting has changed by more than 30 days from the date contemplated at the previous year's annual meeting, then 150 days prior to the date of the annual meeting. The notice must contain certain information specified in the by-laws.

          No Ability of Stockholders to Call Special Meetings.    Our certificate of incorporation and by-laws deny stockholders the right to call a special meeting of stockholders. Our certificate of incorporation and by-laws provide that only the chairman of the board, the chief executive officer, or a majority of the entire board of directors may call special meetings of the stockholders.

          No Written Consent of Stockholders.    Our certificate of incorporation requires all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting, and does not permit our stockholders to act by written consent without a meeting.

          Amendment of By-Laws and Certificate of Incorporation.    Our certificate of incorporation requires the approval of not less than 75% of the voting power of all outstanding shares of voting stock, voting as a single class, to amend any of the provisions of the certificate of incorporation relating to our stockholder action by written consent, business combinations or amendment of our by-laws. In addition, our certificate of incorporation requires the approval of not less than 80% of the voting power of all outstanding shares of voting stock, voting as a single class, to amend the by-laws.

          Blank Check Preferred Stock.    Our certificate of incorporation provides for 200,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of QCII by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of QCII, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, the certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of QCII.

          These provisions make it more difficult to dilute the anti-takeover effects of our certificate of incorporation and our by-laws.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

          The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and the shares of QCII's common stock, into which the notes may be converted, as of the date hereof. Except where noted, this summary deals only with notes and shares of QCII's common stock held as capital assets and holders who acquired notes upon their original issuance at the original offering price. Additionally, this summary does not deal with special situations. For example, this summary does not address:

  •
  tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities or insurance companies;

  •
  tax consequences to persons holding notes or shares of common stock as part of a hedging, integrated, constructive sale, or conversion transaction or a straddle;

  •
  tax consequences to U.S. holders of notes or shares of common stock whose "functional currency" is not the U.S. dollar;

  •
  tax consequences to partnerships or other pass-through entities and investors in such entities;

  •
  alternative minimum tax consequences, if any; or

  •
  other U.S. federal tax consequences (such as estate and gift tax consequences) and any state, local or foreign tax consequences.

          The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances.

          If a partnership holds our notes or shares of common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes or shares of QCII's common stock, you should consult your tax advisor.

          If you are considering the purchase of notes, you should consult your own tax advisors concerning the U.S. federal income tax consequences to you and any consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Consequences to U.S. Holders

          The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of notes or shares of QCII common stock. "U.S. holder" means a beneficial owner of a note or common stock that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

  Stated Interest

          Stated interest on the notes will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrues in accordance with the U.S. holder's method of accounting for U.S. federal income tax purposes.

  Constructive Distributions

          The conversion rate of the notes will be adjusted in certain circumstances, such as a stock split or stock dividend, a distribution of cash or other assets to the QCII stockholders (including certain self-tender transactions), and certain transactions that constitute a fundamental change. See "Description of Notes — Anti-dilution Adjustments" and "Description of Notes — Adjustment to Conversion Rate Upon a Fundamental Change." Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing a holder's proportionate interest in QCII's assets or earnings may in some circumstances result in a deemed distribution to a holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution. Conversion rate adjustments arising from a stock split or a stock dividend are generally considered to be pursuant to a bona fide reasonable adjustment formula and thus will not give rise to a deemed dividend. However, certain of the possible conversion rate adjustments (generally including adjustments to the conversion rate upon a distribution of cash or other assets to the QCII stockholders that is treated as a taxable dividend or adjustments upon a fundamental change as discussed in "Description of Notes — Anti-dilution Adjustments" and "Description of Notes — Adjustment to Conversion Rate Upon a Fundamental Change") will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the U.S. holders of notes will be deemed to have received a distribution even though they have not received any cash or property as a result of such adjustments. In addition, if an event occurs that dilutes the noteholders' interests and the conversion price is not adjusted, the resulting increase in the proportionate interests of QCII's stockholders could be treated as a taxable stock dividend to those stockholders. Any deemed distributions will be taxable as a dividend, return of capital or capital gain in accordance with the earnings and profits rules under the Code. It is not clear whether a constructive dividend deemed paid to a U.S. holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received under recently enacted legislation. It is also unclear whether corporate U.S. holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends.

  Sale, Exchange, Redemption or Other Disposition of Notes

          A U.S. holder will generally recognize gain or loss upon the sale, exchange, redemption or other disposition of a note (including a conversion entirely paid in cash) equal to the difference between the amount realized (less any accrued interest which will be taxable as such) upon the sale, exchange, redemption or other disposition and the holder's adjusted tax basis in the note. A U.S. holder's tax basis in a note will generally be equal to the amount paid for the note. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. A noncorporate U.S. holder who has held the note for more than one year generally will be subject to reduced rates of taxation on such gain. The ability to deduct capital losses may be limited.

  Conversion of Notes

          The United States federal income tax treatment of a U.S. holder's conversion of the notes into QCII common stock and cash is uncertain. U.S. holders should consult their tax advisors to determine the correct treatment of such conversion. It is possible that the conversion may be treated as a partially taxable exchange or as a recapitalization, as briefly discussed below.

          Possible treatment as part conversion and part redemption.    The conversion of a note into QCII common stock and cash may be treated for United States federal income tax purposes as in part a conversion into stock and in part a payment in redemption of a portion of the notes. In that event, a U.S. holder would not recognize any income, gain or loss with respect to the portion of the notes considered to be converted into stock, except with respect to any cash received in lieu of a fractional share of stock (which will be treated in the manner described below). A U.S. holder's adjusted tax basis in the stock received upon conversion generally would be equal to the portion of its adjusted tax basis in a note allocable to the portion of the note deemed converted. A U.S. holder's holding period for such common stock generally would include the period during which the U.S. holder held the note.

          With respect to the part of the conversion that would be treated under this characterization as a payment in redemption of the remaining portion of the note, a U.S. holder generally would recognize gain or loss equal to the difference between the amount of cash received and the U.S. holder's adjusted tax basis allocable to such portion of the note. Gain or loss recognized will be long-term capital gain or loss if the U.S. holder has held the note for more than one year. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally eligible for a reduced rate of United States federal income taxation. The deductibility of capital losses is subject to certain limitations under the Code.

          Although the law on this point is not entirely clear, a holder may allocate its adjusted tax basis in a note among the portion of the note that is deemed to have been converted and the portion of the note that is deemed to have been redeemed based on the relative fair market value of QCII common stock and the amount of cash received upon conversion. In light of the uncertainty in the law, holders are urged to consult their own tax advisors regarding such basis allocation.

          Possible treatment as a recapitalization.    The conversion of a note into QCII common stock and cash may instead be treated in its entirety as a recapitalization for United States federal income tax purposes, in which case a U.S. holder would be required to recognize gain on the conversion but would not be allowed to recognize any loss. Accordingly, such tax treatment may be less favorable to a U.S. holder than if the conversion were treated as part conversion and part redemption, as described above. If the conversion constitutes a recapitalization, a U.S. holder generally would recognize gain (but not loss) in an amount equal to the lesser of (i) the excess (if any) of (A) the amount of cash (not including cash received in lieu of fractional shares) and the fair market value of common stock received (treating fractional shares as received for this purpose) in the exchange over (B) the U.S. holder's adjusted tax basis in the notes, and (ii) the amount of cash received upon conversion (other than cash received in lieu of fractional shares, which will be treated in the manner described below). The U.S. holder would have an aggregate tax basis in the common stock received in the conversion equal to the aggregate tax basis of the notes converted, decreased by the aggregate amount of cash (other than cash in lieu of fractional shares) received upon conversion and increased by the aggregate amount of gain (if any) recognized upon conversion (other than gain realized as a result of cash received in lieu of fractional shares). The holding period for such common stock received by the U.S. holder would include the period during which the U.S. holder held the notes. Gain recognized will be long-term capital gain if the U.S. holder has held the notes for more than one year. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally eligible for a reduced rate of taxation.

          Treatment of cash in lieu of a fractional shares.    If a U.S. holder receives cash in lieu of a fractional share of QCII common stock, such U.S. holder would be treated as if the fractional share had been issued and then redeemed for cash. Accordingly, a U.S. holder generally will recognize capital gain or loss with respect to the receipt of cash in lieu of a fractional share measured by the difference between the cash received for the fractional share and the portion of the U.S. holder's adjusted tax basis in the notes that is allocated to the fractional share.

          U.S. holders are urged to consult their tax advisors with respect to the United States federal income tax consequences resulting from the exchange of notes into a combination of cash and common stock.

  Dividends on QCII's Common Stock

          If a U.S. holder converts a note for shares of QCII common stock and QCII makes a distribution in respect of that stock, the distribution generally will be treated as a dividend to the extent it is paid from current or accumulated earnings and profits of QCII. If the distribution exceeds current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital reducing the U.S. holder's adjusted tax basis in the U.S. holder's common stock to the extent of the U.S. holder's adjusted tax basis in that stock. Any remaining excess will be treated as capital gain. Dividends received by individual holders generally will be subject to a reduced maximum tax rate of 15% through December 31, 2008, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. The rate reduction will not apply to dividends received to the extent that the U.S. holder elects to treat dividends as "investment income," which may be offset by investment expense. Furthermore, the rate reduction also will not apply to dividends that are paid to a U.S. holder with respect to shares of QCII common stock that are held by such holder for less than 61 days during the 121-day period beginning on the date that is 60 days before the date on which the shares of QCII common stock became ex-dividend with respect to such dividend. If a U.S. holder is a U.S. corporation, it will be able to claim the deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received subject to generally applicable limitations on that deduction. In general, a dividend distribution to a corporate U.S. holder may qualify for the 70% dividends received deduction if the U.S. Holder owns less than 20% of the voting power and value of our stock.

          U.S. holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify the dividends-received deduction and the reduced maximum tax rate on dividends.

  Sale, Exchange, Redemption or Other Disposition of Stock

          A U.S. holder will generally recognize capital gain or loss on a sale or exchange of QCII common stock. The U.S. holder's gain or loss will equal the difference between the amount realized by the U.S. holder and the U.S. holder's adjusted tax basis in the stock. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the stock. Gain or loss recognized by a U.S. holder on a sale or exchange of stock will be long-term capital gain or loss if the holder held the stock for more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to certain limitations.

  Information Reporting and Backup Withholding

          When required, we or our paying agent will report to the holders of the notes and QCII common stock and the IRS amounts paid on or with respect to the notes and the common stock during each calendar year and the amount of tax, if any, withheld from such payments. A U.S. holder will be subject to backup withholding on interest payments made on the notes and dividends paid on the common stock and proceeds from the sale of the common stock or the notes (including a redemption or retirement) at the applicable rate (which is currently 28%) if the U.S. holder (a) fails to provide us or our paying agent with a correct taxpayer identification number or certification of exempt status (such as certification of corporate status), (b) has been notified by the IRS that it is subject to backup withholdings as a result of the failure to properly report payments of interest or dividends or, (c) in certain circumstances, has failed to certify under penalty of perjury that it is not subject to backup withholding. A U.S. holder may be eligible for an exemption from backup withholding by providing a properly completed IRS Form W-9 to us or our paying agent. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. holder's United States federal income tax liability provided the required information is properly furnished to the IRS on a timely basis.

Consequences to Non-U.S. Holders

          The following is a summary of the U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of notes or shares of common stock. The term "non-U.S. holder" means a beneficial owner of a note or shares of common stock that is, for U.S. federal income tax purposes, an individual, corporation, trust or estate that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as "controlled foreign corporations" or "passive foreign investment companies." Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

  Stated Interest

          Subject to the discussion of backup withholding below, a non-U.S. holder will not be subject to United States federal withholding tax or income tax in respect of interest income on the notes if the interest qualifies for the so-called portfolio interest exemption. The portfolio interest exemption will be satisfied provided that:

  •
  interest paid on the note is not effectively connected with the non-U.S. holder's conduct of a trade or business in the United States;

  •
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

  •
  the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

  •
  the non-U.S. holder is not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

  •
  the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS W-8BEN (or successor form)) or (b) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and satisfies the certification requirements of applicable Treasury regulations.

          If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the holder provides us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States.

          If a non-U.S. holder is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of that trade or business, and if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax, provided the non-U.S. holder complies with certain certification and disclosure requirements discussed in the fifth bullet point above) in the same manner as a U.S. holder. In addition, a foreign corporation may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

  Dividends on QCII's Common Stock

          Any dividends paid with respect to the shares of common stock that are received upon the conversion of the notes (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate, see "Consequences to U.S. Holders — Constructive Distributions" above) will be subject to withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where an applicable tax treaty so provides, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty.

          A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, the holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

  Sale, Exchange, Redemption or Other Disposition of Notes or Shares

          Any gain realized by a non-U.S. holder upon the sale, exchange, redemption or other taxable disposition of a note or shares of common stock (including a conversion of the note into shares of QCII common stock that is treated as a taxable event, see "Consequences to U.S. Holders — Conversion of Notes") will not be subject to U.S. federal income tax unless:

  •
  that gain is effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  QCII is treated as a "U.S. real property holding corporation" for the applicable statutory period. QCII is not, and does not anticipate that it will become, a "U.S. real property holding corporation" for U.S. federal income tax purposes.

          A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. holder. If a non-U.S. holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any such gain will be subject to United States federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such gain is attributable to a permanent establishment maintained by the non-U.S. Holder in the United States and the non-U.S. holder claims the benefit of the treaty by properly submitting an IRS Form W-8BEN (or suitable successor or substitute form). A non-U.S. holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the holder is not considered a resident of the United States.

  Information Reporting and Backup Withholding

          Generally, we must report to the IRS and to non-U.S. holders the amount of interest and dividends paid to the holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and dividend payments and any withholding may also be made available to the tax authorities in the country in which the holder resides under the provisions of an applicable income tax treaty.

          In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends that we make to the holder and the non-U.S. holder has provided the statement described above in the fifth bullet point under "— Consequences to non-U.S. Holders — Payment of Interest." A non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale or other disposition (including a redemption or retirement) of a note or shares of QCII common stock within the United States or conducted through certain U.S.-related payors, unless the payor of the proceeds receives the statement described above or the holder otherwise establishes an exemption.

          Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

UNDERWRITING

          We and the underwriters named below have entered into an underwriting agreement with respect to the notes being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of notes indicated in the following table. Goldman, Sachs & Co. is the representative of the underwriters.

Underwriters	Principal Amount of Notes
Goldman, Sachs & Co.	$
Credit Suisse First Boston LLC
Morgan Stanley & Co. Incorporated
Citigroup Global Markets, Inc.
Lehman Brothers Inc.
Wachovia Capital Markets, LLC

Total		$1,000,000,000

          The underwriters are committed to take and pay for all of the notes being offered, if any are taken, other than the notes covered by the option described below unless and until this option is exercised.

          If the underwriters sell more notes than the total number set forth in the table above, the underwriters have an option to buy up to an additional $150,000,000 aggregate principal amount of notes from us to cover such sales. They may exercise that option for 30 days. If any notes are purchased pursuant to this option, the underwriters will severally purchase notes in approximately the same proportion as set forth in the table above.

          The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase an additional $150,000,000 aggregate principal amount of notes.

Paid by Us
	No Exercise	Full Exercise
Per Note	$	$
Total	$	$

          We and certain of our officers and directors have agreed with the underwriters not to dispose of or hedge any of our common stock or securities convertible into or exchangeable for notes of common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of the representative. These agreements are subject to a number of significant exceptions and, in any event, may be waived with the prior written consent of Goldman, Sachs & Co.

          In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

          The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

          These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

          Each of the underwriters has represented and agreed that:

  (a)
  it has not made or will not make an offer of notes to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);

  (b)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not, if we were not an authorised person, apply to us; and

  (c)
  it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  (c)
  in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          The notes may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

          This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

          The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

          We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $             .

          We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

          Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses. Goldman, Sachs & Co. and Lehman Brothers Inc. are also dealer managers in the QSC Tender Offer. Affiliates of the underwriters also act as lenders under the 2005 QSC Credit Facility.

LEGAL MATTERS

          The validity of the securities offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP and Linklaters, New York, New York. Cahill Gordon & Reindel LLP, New York, New York, is acting as counsel for the underwriters in connection with selected legal matters relating to the securities offered by this prospectus supplement.

PROSPECTUS

QWEST COMMUNICATIONS INTERNATIONAL INC.

QWEST SERVICES CORPORATION, as Guarantor

QWEST CAPITAL FUNDING, INC., as Guarantor

$2,500,000,000

Debt Securities
Preferred Stock
Common Stock
Purchase Contracts
Depositary Shares
Guarantees of Debt Securities
Warrants
Units

        By this prospectus, Qwest Communications International Inc. ("Qwest"), Qwest Services Corporation ("QSC"), and Qwest Capital Funding, Inc. ("QCF") from time to time may offer securities to the public. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and each applicable supplement carefully before you invest. Any debt securities we issue under this prospectus may be guaranteed by QSC and/or QCF, our direct wholly-owned subsidiaries.

        Qwest's common stock is listed on the New York Stock Exchange under the ticker symbol "Q."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.

        This prospectus may not be used to sell our securities unless it is accompanied by the applicable prospectus supplement.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make additional representations. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. We are not making or soliciting an offer of these securities in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

        Investing in our securities involves a high degree of risk. See "Risk Factors" contained in the applicable prospectus supplement.

        We will sell these securities directly, or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

The date of this prospectus is August 26, 2005.

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
FORWARD-LOOKING STATEMENTS
THE COMPANY
Corporate Information
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE DEBT SECURITIES
General
Events of Default
Merger
Satisfaction and Discharge of Indentures
Modification of the Indentures
Defeasance
Subordination of Subordinated Debt Securities
QSC and/or QCF Guarantees
Global Debt Securities, Depositary and Book Entry
DESCRIPTION OF PREFERRED AND COMMON STOCK
Preferred Stock
Common Stock
Limitation of Liability and Indemnification Matters
Section 203 of the General Corporation Law of the State of Delaware
Certain Anti-Takeover Matters
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF WARRANTS
Warrants
Significant Provisions of the Warrant Agreements
DESCRIPTION OF UNITS
Significant Provisions of the Unit Agreement
Transfer Agent and Registrar
PLAN OF DISTRIBUTION
Derivatives and Hedging Transactions
Through the Internet or Bidding or Ordering System
LEGAL MATTERS
EXPERTS

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Qwest, QSC, and QCF filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration or continuous offering process. Under this registration statement, we may sell any combination of the securities described in this prospectus from time to time, either separately or in units, in one or more offerings. Together, these offerings may total up to $2,500,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement will also include the following information:

  •
  the type and amount of securities that we propose to sell;

  •
  the amount of common stock that any selling stockholder proposes to sell;

  •
  the public offering price of the securities;

  •
  the names of any underwriters, agents or dealers through or to which the securities will be sold;

  •
  any compensation of those underwriters, agents or dealers;

  •
  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

  •
  any risk factors applicable to the securities that we propose to sell; and

  •
  any other material information about the offering and sale of the securities.

        If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC's website or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

        References in this prospectus to "Qwest," the "Company," "we," "us" and "our" or similar terms are to Qwest Communications International Inc., a Delaware corporation, and its consolidated subsidiaries, references to QSC are to Qwest Services Corporation, a Colorado corporation, and references to QCF are to Qwest Capital Funding, Inc. a Colorado corporation unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access and read our SEC filings, including the complete registration statement and all exhibits to it, over the Internet at the SEC's web site at http://www.sec.gov. This uniform resource locator is an inactive textual reference only and is not intended to incorporate the contents of the SEC website into this prospectus.

        You may read and copy any document we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Room 150, Washington, D.C. 20549. You may also request copies of the documents that we file with the SEC by writing to the SEC's Public Reference Room, 100 F Street, N.E., Room 150, Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) 732-0330 for further information on the operations of the Public Reference Room and copying charges.

        Our SEC filings are also available at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005. We also post our SEC filings on our website at http://www.qwest.com. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose important information to you by referring you to other documents that contain that information. The information incorporated by reference is an important part of this prospectus. Any information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the information contained or incorporated by reference in this prospectus. We incorporate by reference in this prospectus the following documents filed by us with the SEC:

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  the description of our common stock contained in our Form 8-A filed December 27, 1999, including any amendment or report filed for the purpose of updating this description;

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  our Annual Report on Form 10-K for the year ended December 31, 2004, filed on February 18, 2005 (our "2004 Form 10-K"), which incorporates by reference certain portions of our proxy statement dated April 6, 2005;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 3, 2005, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 2, 2005; and

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  our Current Reports on Form 8-K filed February 16, 2005, February 17, 2005, February 18, 2005, February 22, 2005, February 24, 2005, March 1, 2005, March 2, 2005, March 4, 2005, March 14, 2005, March 31, 2005, May 2, 2005, May 13, 2005, June 3, 2005, June 10, 2005, June 23, 2005, and July 15, 2005.

        All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this prospectus and prior to the termination of all offerings made pursuant to this prospectus also will be deemed to be incorporated herein by reference and will automatically update information in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

        Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference.

        We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus and any exhibits specifically incorporated by reference in those documents. You may request copies of these filings from us by mail at the following address: Corporate Secretary, Qwest Communications International Inc., 1801 California Street, Denver, Colorado 80202, or by telephone at the following telephone number: (303) 992-1400.

        QSC and QCF are our consolidated wholly owned subsidiaries. Under SEC rules, QSC and QCF are not required to file separate reports with the SEC, although consolidated financial information about QSC and QCF can be found in the financial statements of Qwest.

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements about our financial condition, results of operations and business. These statements include, among others:

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  statements concerning the benefits that we expect will result from our business activities and certain transactions we have completed, such as increased revenue, decreased expenses and avoided expenses and expenditures; and

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  statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        These statements may be made expressly in this prospectus or may be incorporated by reference to other documents we file with the SEC. You can find many of these statements by looking for words such as "may," "would," "could," "should," "plan," "believes," "expects," "anticipates," "estimates," or similar expressions used in this prospectus or incorporated by reference in this prospectus.

        These forward looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by us in those statements. Some of these risks are described under "Risk Factors" and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2004 Form 10-K and our 2005 Form 10-Q's. These risk factors should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Given these uncertainties, we caution investors not to unduly rely on our forward-looking statements. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Further, the information contained in this document is a statement of our intention as of the date of this prospectus and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and our assumptions as of such date. We may change our intentions, at any time and without notice, based upon any changes in such factors, in our assumptions or otherwise.

THE COMPANY

        We provide local telecommunications and related services, long distance services and wireless, data and video services within our local service area, which consists of the 14-state region of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming. We also provide long-distance services and reliable, scalable and secure broadband data and voice communications outside our local service area as well as globally.

        We previously provided directory publishing services in our local service area. In November 2002, we sold our directory publishing business in seven of the 14 states in which we offered these services. In September 2003, we sold the directory publishing business in the remaining states. As a consequence, the results of operations of our directory publishing business are included in income from discontinued operations in our consolidated statements of operations.

        We currently operate in three segments:

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  wireline services;

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  wireless services, and

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  other services.

        QSC is the direct corporate parent of Qwest Corporation, the entity that, among other things, operates our regulated local telephone business, and Qwest Communications Corporation, the entity through which we conduct substantially all of our unregulated business.

        QCF facilitates the obtaining of debt financing for Qwest's affiliates.

Corporate Information

        Qwest Communications International Inc., a Delaware corporation, was incorporated on February 18, 1997. Qwest will be the issuer of the securities to be sold pursuant to this prospectus other than any guarantees.

        Qwest Services Corporation, a Colorado corporation, was incorporated on January 16, 1996. QSC may be the issuer of guarantees issued pursuant to this prospectus. Qwest is the direct corporate parent of QSC.

        Qwest Capital Funding, Inc., a Colorado corporation, was incorporated on June 10, 1986. QCF may be the issuer of guarantees issued pursuant to this prospectus. Qwest is the direct corporate parent of QCF.

        Our principal executive offices are located at 1801 California Street, Denver, Colorado 80202, and our telephone number is (303) 992-1400.

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds we expect to receive from the sale of the securities will be used for general corporate purposes, which may include, among others, the following:

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  reduction or refinancing of existing debt;

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  making capital investments;

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  funding working capital requirements; and

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  funding possible acquisitions and investments.

        Pending any specific application, net proceeds may initially be invested in short-term marketable securities or applied to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

        For the years ended December 31, 2004, 2003, 2002, 2001 and 2000 and the quarter ended June 30, 2005, our earnings were insufficient to cover fixed charges. The amount of additional earnings needed to cover fixed charges was $1.7 billion, $1.8 billion, $20.1 billion, $7.5 billion and $2.1 billion for the years ended December 31, 2004, 2003, 2002, 2001 and 2000, respectively. The amount of additional earnings needed to cover fixed charges was $105 million for the quarter ended June 30, 2005. "Earnings" for the purpose of this ratio are computed by adding income (loss) before income taxes, discontinued operations, cumulative effect of changes in accounting principles and fixed charges (excluding capitalized interest). "Fixed charges" consist of interest (including capitalized interest) on indebtedness and an interest factor on rentals.

DESCRIPTION OF THE DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

        As used in this "Description of the Debt Securities," the "Company" refers to Qwest Communications International Inc., and does not, unless the context otherwise indicates, include our subsidiaries.

        Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

        The debt securities that we offer will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939 ("Trust Indenture Act").

        The senior debt securities will be unsubordinated obligations of the Company. They will be unsecured and will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See "Subordination of Subordinated Debt Securities." The subordinated debt securities will be unsecured and will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

        The debt securities will not constitute obligations of our subsidiaries. Creditors of our subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company's claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company.

        The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. The indentures do not limit the amount of other indebtedness or securities that we may issue. However, certain of our existing debt agreements do, and future debt agreements (including the indentures) may, limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series.

        Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

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  the title of the debt securities;

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  any limit upon the aggregate principal amount of the debt securities;

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  if other than 100% of the principal amount, the percentage of their principal amount at which the debt securities will be offered;

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  the date or dates on which the principal of the debt securities will be payable, or method of determination thereof;

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  the rate or rates, or method of determination thereof, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record dates for the determination of the holders to whom interest is payable;

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  if the debt securities of the series or the guarantees thereof will be secured, any provisions relating to the security provided and the intended priority ranking of the liens in respect thereof with respect to any other liens on any such collateral;

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  if the debt securities of the series will be guaranteed, any provisions relating to the guarantee or guarantees provided and, if any such guarantees are to be secured, any provisions relating to the security provided and the intended priority ranking of the liens in respect thereof with respect to any other liens on any such collateral;

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  any additions to or changes in the covenants set forth in the applicable indenture with respect to the debt securities of the series, and any other covenant, terms or provisions included for the benefit of the debt securities of the series in addition to (and not inconsistent with) those included in the applicable indenture for the benefit of the debt securities of all series, or any other covenant, terms or provisions included for the benefit of the debt securities of the series in lieu of any covenant, terms or provisions included in the applicable indenture for the benefit of debt securities of all series, any provision that any covenant or warranty included in the applicable indenture for the benefit of the debt securities of all series shall not be for the benefit of the debt securities of such series, or any provision that covenants described in the prospectus supplement will cease to apply upon the occurrence of specified events, or any combination of such covenants, terms or provisions;

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  whether the debt securities of the series are convertible or exchangeable and, if so, the security or securities into which the debt securities of the series are convertible or exchangeable and the terms, conditions and provisions of conversion or exchange of the debt securities of the series into or for any other security or securities;

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  the denominations in which any debt securities of the series are to be issuable, if other than denominations of $1,000 and any integral multiple thereof;

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  any addition to or change in the events of default set forth in the applicable indenture which will apply to the debt securities of the series;

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  any addition to or change in the events of default set forth in the applicable indenture which will permit the declaration of the acceleration of maturity of the debt securities of the series;

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  any special United States federal income tax considerations applicable to the debt securities of the series;

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  if other than as set forth herein, the place or places where the principal of and interest, if any, on the debt securities will be payable;

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  the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

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  if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

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  if other than U.S. dollars, the foreign currencies or units based on or related to foreign currencies in which the debt securities may be denominated or payable and the manner of determining the equivalent of the currency, currencies or currency units in U.S. dollars for purposes of determining the outstanding amount of such series of debt securities under the applicable indenture;

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  our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof;

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  the name of the trustee and any authenticating agent, paying agent, transfer agent or registrar for the debt securities;

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  whether the debt securities will be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee;

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  the ranking of such debt securities as senior debt securities or subordinated debt securities;

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  whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;

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  whether the debt securities are subject to a periodic offering; and

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  any other terms or conditions not inconsistent with the provisions of the indenture under which the debt securities will be issued.

        "Principal" when used herein includes any premium on any series of the debt securities.

        Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, except that, at our option, payment of interest on the debt securities may be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities will be payable on any interest payment date to the persons in whose name the debt securities are registered at the close of business on the record date for such interest payment.

        The debt securities may be issued only in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

        The debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

        The indentures require the annual filing by the Company with the Trustee of a certificate as to compliance with certain covenants contained in the indentures.

        We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof.

        Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly-leveraged transaction.

        The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof, do not purport to be complete and are qualified in their entirety by reference to all provisions of the indentures and the debt securities.

Events of Default

        Unless otherwise specified with respect to a series of debt securities, the following will constitute an Event of Default with respect to a series of debt securities:

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  default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

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  default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise;

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  default in the performance, or breach, of any other covenant or agreement contained in the debt securities of such series or set forth in the applicable indenture (other than a covenant or agreement included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach without cure or waiver for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

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  certain events of bankruptcy, insolvency or liquidation of the Company.

        Additional Events of Default may be added for the benefit of holders of certain series of debt securities, which, if added, will be described in the prospectus supplement relating to such debt securities.

        The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee, which has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

        The indentures provide that if an Event of Default with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding may declare the principal amount of all debt securities of such series to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.

        Subject to the provisions of the indentures relating to the duties of the trustee, in case an Event of Default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee reasonable security or indemnity. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.

        No holder of any debt security of any series will have any right by virtue or by availing of any provision of the indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an Event of Default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. The right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

Merger

        Each indenture provides that the Company may consolidate with, sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, if:

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  either the Company is the continuing corporation or the successor corporation is a domestic corporation and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by the Company; and

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  immediately after such merger, consolidation, sale, conveyance or lease, the Company or such successor corporation, as the case may be, is not in material default in the performance or observance of any such covenant or condition.

Satisfaction and Discharge of Indentures

        The indenture with respect to any series of debt securities—except for certain specified surviving obligations including the Company's obligation to pay the principal of and interest on the debt securities of such series—will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate Government Obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

Modification of the Indentures

        The indentures contain provisions permitting the Company and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the indenture affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series. No such supplemental indenture, however, may:

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  extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected;

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  reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

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  reduce the amount of principal payable upon acceleration of the maturity date of any Original Issue Discount Security.

        Additionally, in certain prescribed instances, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities.

Defeasance

        The indentures will provide, if such provision is made applicable to the debt securities of a series, that the Company may elect to terminate, and be deemed to have satisfied and to be discharged from, all its obligations with respect to such series of debt securities—except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to compensate and indemnify the trustee and to pay or cause to be paid the principal of, and interest, if any, on all debt securities of such series when due—upon the deposit with the trustee, in trust for such purpose, of funds or Government Obligations which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. We call this termination, satisfaction and discharge "defeasance." Such a trust may be established only if, among other things:

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  the Company has delivered to the trustee an opinion of counsel with regard to certain matters, including an opinion to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and which opinion of counsel must be based upon:

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  a ruling of the U.S. Internal Revenue Service to the same effect; or

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  a change in applicable U.S. federal income tax law after the date of the indenture such that a ruling is no longer required;

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  no Event of Default shall have occurred or be continuing; and

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  such deposit shall not result in a breach or violation of, or constitute a default under the applicable indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound.

        The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.

Subordination of Subordinated Debt Securities

        The senior debt securities will constitute part of our senior indebtedness and will rank pari passu with all outstanding senior debt. Except as set forth in the related prospectus supplement, the subordinated debt securities will be subordinated, to the extent set forth in the subordinated indenture, in right of payment, to the prior payment in full of our indebtedness which is designated as "senior indebtedness," including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed.

        If we issue subordinated debt securities, the applicable prospectus supplement relating to the subordinated debt securities will set forth the definition of senior indebtedness that applies to the subordinated debt securities. The applicable prospectus supplement will also describe the subordination provisions that apply to the subordinated debt securities. These subordination provisions may prohibit us from making payments on the subordinated debt securities in certain circumstances before all holders of our senior indebtedness are paid in full or during certain periods when a payment or other default exists with respect to certain senior indebtedness.

        If the trustee under the subordinated indenture or any holder of any series of subordinated debt securities receives any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders of subordinated debt securities of that series will have to repay that money to the holders of our senior indebtedness.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make payments when due. This means the trustee under the subordinated indenture and the holders of that series can take action against us, but they are not entitled to receive any money until the relevant claims of the holders of senior indebtedness have been fully satisfied.

        Unless otherwise specified with respect to a series of subordinated debt securities, the amount of senior indebtedness that we may issue will not be limited by the subordinated indenture.

        We may issue senior subordinated debt securities under the subordinated indenture. The subordination provisions applicable to any of these debt securities will be described in the applicable prospectus supplement.

        This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities.

QSC and/or QCF Guarantees

        QSC and/or QCF may fully and unconditionally guarantee on an unsubordinated basis the due and punctual payment of the principal of, any premium, and any interest on the Senior Indebtedness, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of the Senior Indebtedness will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of QSC.

        QSC and/or QCF may fully and unconditionally guarantee on a subordinated basis the due and punctual payment of the principal of, any premium and any interest on the subordinated debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantee of the subordinated debt securities will be subordinated as described in greater detail above. See "Subordination of Subordinated Debt Securities."

        QSC's or QCF's obligations under the guarantee of the debt securities will be as principal obligor and not merely as surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the debt securities or the applicable indenture. QSC also will waive any right to require a proceeding against Qwest before its obligations under the guarantees shall become effective.

        The guarantees described herein may be secured. We will describe in the applicable prospectus supplement any provisions relating to the security provided and the intended priority ranking of the liens in respect of the collateral with respect to any other liens on any such collateral.

Global Debt Securities, Depositary and Book Entry

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a "Debt Depository") identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. Payments of principal of, and interest, if any, on debt securities represented by a global security will be made by the Company to the trustee under the applicable indenture, and then forwarded to the Debt Depository.

        We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), and that such global securities will be registered in the name of Cede & Co., DTC's nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole Holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may limit the transferability of beneficial interests in a global security.

        DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

        Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the action. Transfers of ownership interests in debt securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

        The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC records reflect only the identity of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

        Delivery of notice and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

        Principal and interest payments, if any, on the debt securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and are the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee's responsibility, disbursement of such payments to Direct Participants is DTC's responsibility, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

        We have obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

DESCRIPTION OF PREFERRED AND COMMON STOCK

        The rights of our stockholders will be governed by Delaware law, our certificate of incorporation, and our by-laws. The following description of the material terms of our capital stock is based on the provisions of our certificate of incorporation, as amended. These descriptions are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. For more information as to how you can obtain a current copy of our certificate of incorporation, see "Where You Can Find More Information." As used in this "Description of Capital Stock," "we," "our," and the "Company" refer to Qwest Communications International Inc., and do not, unless the context otherwise indicates, include our subsidiaries.

        As of July 31, 2005, we had 5,200,000,000 shares of authorized capital stock. Those shares consisted of (1) 200,000,000 shares of preferred stock, $1.00 par value per share, of which no shares were outstanding, and (2) 5,000,000,000 shares of common stock, $0.01 par value per share, of which 1,837,409,794 shares were issued and outstanding and approximately 67,998,365 shares reserved for issuance upon exercise of outstanding stock options and similar rights.

Preferred Stock

        We may issue preferred stock from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, our board of directors is authorized to determine the designations, preferences and relative, participating, optional or other special rights, including whether the preferred stock is convertible or exchangeable and, if so, the security or securities into which the preferred stock is convertible or exchangeable, and the terms, conditions and provisions of conversion or exchange of the preferred stock into or for any other security or securities, and the qualifications, limitations or restrictions, for each series of preferred stock that may be issued and to fix the number of shares of each series.

Common Stock

        Subject to the rights of the holders of any of our preferred stock then outstanding, holders of common stock are entitled to one vote per share on matters to be voted on by our stockholders and to receive dividends, if any, when declared from time to time by our board of directors in its discretion out of legally available funds. Upon our liquidation or dissolution, holders of common stock would be entitled to receive proportionately all assets remaining after payment of all liabilities and liquidation preference on any shares of preferred stock outstanding at the time. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to common stock. All of our outstanding common stock is fully paid and non-assessable, which means that the holders have paid their purchase price in full and we may not ask them for additional funds, and all of the shares of common stock that may be offered with this prospectus will be fully paid and non-assessable when issued.

        The transfer agent and registrar for our common stock is the Bank of New York.

        Our common stock is listed on the New York Stock Exchange under the ticker symbol "Q."

Limitation of Liability and Indemnification Matters

        Our certificate of incorporation provides that a director of the Company will not be liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the General Corporation Law of the State of Delaware.

Section 203 of the General Corporation Law of the State of Delaware

        Section 203 of the General Corporation Law of the State of Delaware applies to the Company. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder," as defined in Section 203, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder," as defined in Section 203, is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between the Company and a related person is prohibited within the three-year period unless it satisfies one of the following conditions:

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  before the stockholder became an interested stockholder, the board of directors of the Company must have approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the related person owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  the business combination is approved by the board of directors of the Company and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        See also "Certain Anti-Takeover Matters—Vote Required for Certain Business Combinations" for information about provisions in our certificate of incorporation that impose requirements similar to those of Section 203.

Certain Anti-Takeover Matters

        Our certificate of incorporation and by-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

        Vote Required for Certain Business Combinations.    Our certificate of incorporation generally requires the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, which we call "voting stock," voting together as a single class, in addition to any other affirmative vote required by law or the certificate of incorporation, to approve:

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  any merger or consolidation of the Company or any of our subsidiaries with a "related person," as defined in the certificate of incorporation and described below;

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  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or any "substantial part," as defined in the certificate of incorporation and described below, of the assets either of the Company, including, without limitation, any voting securities of a subsidiary of the Company, or a subsidiary of the Company to a related person;

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  the issuance by the Company or any of its subsidiaries of any securities of the Company or any of its subsidiaries to any related person;

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  the acquisition by the Company or any of its subsidiaries of any securities of a related person;

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  any recapitalization that would have the effect, directly or indirectly, of increasing the voting power of a related person;

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  any merger of the Company into a subsidiary of the Company; or

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  any agreement, contract, or other arrangement providing for any of the transactions above.

        A "related person" means any individual, corporation, partnership or other person or entity which, together with its affiliates and associates, beneficially owns in the aggregate 10% or more of the outstanding voting stock of the Company and any affiliate or associate of such person or entity.

        A "substantial part" means more than 80% of the book value of the total consolidated assets of the Company as reported in the consolidated financial statements of the Company and its subsidiaries as of the end of its most recent fiscal year ending prior to the time of determination.

        The special voting requirement described above will not apply to a transaction of any of the kinds described above, and that transaction will require only any affirmative vote that is required by law and any other provisions of our certificate of incorporation, if either:

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  the transaction is approved by a majority of our "continuing directors," a term which is defined to mean any director who is unaffiliated and not associated with the related person and was a member of the board of directors before the related person became a related person, and any successor of a continuing director who is recommended to succeed the continuing director then a member of the board; or

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  all of the following conditions are met:

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  the aggregate amount of the cash, and the fair market value as of the date of consummation of the transaction of consideration other than cash, to be received per share by holders of common stock in the transaction is at least equal to the higher of the following:

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  the highest per share price paid by the related person for any shares of common stock acquired by it within the two-year period immediately before the first public announcement of the proposal of the transaction, which we call the "announcement date," or in the transaction in which it became a related person, whichever is higher; and

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  the fair market value per share of common stock on the announcement date or the date on which the related person became a related person, whichever is higher; and

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  the aggregate amount of the cash, and the fair market value as of the date of consummation of the transaction of consideration, other than cash, to be received per share by holders of shares of any other class of outstanding voting stock is at least equal to the highest of the following:

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  if applicable, the highest per share price paid by the related person for any shares of that class of voting stock acquired by it within the two-year period immediately before the announcement date or in the transaction in which it became a related person, whichever is higher;

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  if applicable, the redemption price of the shares of such class or series, or if such shares have no redemption price, the highest amount per share to which the holders of shares of that class of voting stock are entitled to receive upon any liquidation of the Company on the announcement date or the date on which the related person became a related person, whichever is higher; and

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        the fair market value per share of that class of voting stock on the announcement date or the date on which the related person became a related person, whichever is higher;

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    the consideration to be received in the transaction by holders of a particular class of outstanding voting stock will be in cash or in the same form as the related person has previously paid for shares of that class of voting stock; if the related person has paid for shares of any class of voting stock with varying forms of consideration, the consideration for that class will be either cash or the form used to acquire the largest number of shares of that class previously acquired by it;

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    a proxy or information statement describing the proposed transaction and complying with the requirements of the Exchange Act and the rules and regulations under the Exchange Act has been mailed to our public stockholders for the purpose of soliciting stockholder approval of the transaction and shall have contained at the front thereof any recommendation of the continuing directors and a fairness opinion of a reputable investment banking firm.

        Advance Notice Requirements.    Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or other business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals of these kinds must be timely given in writing to the Secretary of the Company before the meeting at which the action is to be taken. Generally, to be timely, notice of stockholder proposals must be received at the principal executive offices of the Company not less than 120 days before the anniversary date of the Company's proxy statement released to stockholders the prior year, or if the date of the annual meeting has changed by more than 30 days from the date contemplated at the previous year's annual meeting, then 150 days prior to the date of the annual meeting. The notice must contain certain information specified in the by-laws.

        No Ability of Stockholders to Call Special Meetings.    Our certificate of incorporation and by-laws deny stockholders the right to call a special meeting of stockholders. Our certificate of incorporation and by-laws provide that only the chairman of the board, the chief executive officer, or a majority of the entire board of directors may call special meetings of the stockholders.

        No Written Consent of Stockholders.    Our certificate of incorporation requires all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting, and does not permit our stockholders to act by written consent without a meeting.

        Amendment of By-Laws and Certificate of Incorporation.    Our certificate of incorporation requires the approval of not less than 75% of the voting power of all outstanding shares of voting stock, voting as a single class, to amend any of the provisions of the certificate of incorporation relating to our stockholder action by written consent, business combinations or amendment of our by-laws. In addition, our certificate of incorporation requires the approval of not less than 80% of the voting power of all outstanding shares of voting stock, voting as a single class, to amend the by-laws.

        Blank Check Preferred Stock.    Our certificate of incorporation provides for 200,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of the Company, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, the certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of the Company.

        These provisions make it more difficult to dilute the anti-takeover effects of our certificate of incorporation and our by-laws.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts for the purchase or sale of our debt securities or equity securities, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

        We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The purchase contracts may be entered into separately or as a part of units.

        The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction, to be set forth in the applicable prospectus supplement, of a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

        Pending the preparation of definitive engraved depositary receipts, the depositary, upon our written order, may issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts would entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts would be exchangeable for definitive depositary receipts at our expense.

        Dividends and Other Distributions.    The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

        If there were a distribution other than in cash, the depositary would distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, would sell the property and distribute the net proceeds from the sale to the applicable holders.

        Withdrawal of Underlying Preferred Stock.    Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, would be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

        Redemption of Depositary Shares.    If a series of preferred stock represented by depositary shares were subject to redemption, the depositary shares would be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share would be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

        Voting.    Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

        Conversion of Preferred Stock.    If the prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exchangeable for common stock or preferred stock of another series of Qwest or securities of any third party, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for any securities of Qwest or any third party. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into or for whole shares of common stock or shares of another series of preferred stock of Qwest or securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for conversion or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

        Amendment and Termination of the Depositary Agreement.    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which the underlying preferred stock is convertible or exchangeable or there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.

        Charges of Depositary.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the underlying stock and any redemption of the underlying stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

        Reports.    The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.

        Limitation on Liability.    Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

        Resignation and Removal of Depositary.    The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, equity securities or other rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities. We may offer warrants separately or together with any other securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.

        The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in a prospectus supplement.

Warrants

        The prospectus supplement will describe the terms of any warrants being offered, including:

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  the title and the aggregate number of warrants;

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  the price or prices at which the warrants will be issued;

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  the currency or currencies in which the price of the warrants will be payable;

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  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities purchasable upon exercise of the warrants;

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  the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

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  the periods during which, and places at which, the warrants are exercisable;

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  the date or dates on which the warrants shall commence and the date or dates on which the warrants will expire;

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  the terms of any mandatory or optional call provisions;

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  the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

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  whether the warrants will be sold separately or with other securities as part of a unit;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

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  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  any provisions for the adjustment of the number or amount of securities receivable upon exercise of warrants;

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  the identity of the warrant agent;

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  the exchanges, if any, on which the warrants may be listed;

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  the maximum or minimum number of warrants which may be exercised at any time;

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  if applicable, a discussion of any material United States federal income tax considerations;

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  whether the warrants shall be issued in book-entry form; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        We will issue warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in a prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements are not intended to be comprehensive and you should review the detailed provisions of the relevant warrant agreement to be filed with the SEC in connection with the offering of specific warrants for a full description and for other information regarding the warrants.

Significant Provisions of the Warrant Agreements

        The following terms and conditions of the warrant agreement will apply to each warrant, unless otherwise specified in the applicable prospectus supplement:

        Modifications without Consent of Warrant Holders.    We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

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  cure any ambiguity;

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  cure, correct or supplement any defective or inconsistent provision;

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  amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect; or

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  reduce the exercise price of the warrants.

        Modifications with Consent of Warrant Holders.    We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreements. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrant holder:

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  increase the exercise price of the warrants;

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  reduce the amount or number receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

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  shorten the period of time during which the warrants may be exercised;

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  materially and adversely affect the rights of the owners of the warrants; or

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  reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

        Consolidation, Merger or Sale of Assets.    If at any time we merge or consolidate or transfer substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under the warrant agreements and the warrants issued thereunder. See "Description of the Debt Securities—Merger."

        Enforceability of Rights of Warrant Holders.    The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants, without the consent of any other person, may enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other securities, including common stock, preferred stock, or any other warrant property purchasable upon exercise of the warrants, including the right to receive dividends, if any, or interest on any securities, the right to receive payments on debt securities or any other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

        Registration and Transfer of Warrants.    Subject to the terms of the applicable warrant agreement, warrants in registered definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The registration of transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

        New York Law to Govern.    The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

        We may issue units consisting of one or more debt securities or other securities, including common stock, preferred stock, purchase contracts, depositary shares, warrants or any combination thereof, as described in a prospectus supplement.

        The applicable prospectus supplement will describe:

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  the designation and the terms of the units and of the debt securities, preferred stock, common stock, purchase contracts, depositary shares and warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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  any additional terms of the governing unit agreement;

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  any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred stock, common stock, purchase contracts, depositary shares or warrants constituting the units; and

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  any applicable United States federal income tax consequences.

        The terms and conditions described under "Description of the Debt Securities," "Description of Preferred Stock," "Description of Common Stock," "Description of Purchase Contracts," "Description of Depositary Shares," "Description of Warrants" and those described under "Significant Provisions of the Unit Agreement" will apply to each unit and to any debt security, preferred stock, common stock, purchase contract, depositary share or warrant included in each unit or hybrid security, respectively, unless otherwise specified in the applicable prospectus supplement.

        We will issue the units or hybrid securities under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of material provisions and terms of the unit agreement and units are not complete, and you should review the detailed provisions of the unit agreement to be filed with the SEC in connection with the offering of specific units for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

        The following terms and conditions of the unit agreement will apply to each unit and to any debt security, preferred stock, common stock, purchase contract, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement:

        Obligations of Unit Holder.    Under the terms of the unit agreement, each owner of a unit will consent to and agree to be bound by the terms of the unit agreement.

        Assumption of Obligations by Transferee.    Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

        Remedies.    Upon the acceleration of the debt securities constituting any units, our obligations also may be accelerated upon the request of the owners of not less than 25% of the affected units, on behalf of all the owners.

        Limitation on Actions by You as an Individual Holder.    No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner has given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the applicable indenture have been complied with.

        If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.

        Absence of Protections against All Potential Actions.    There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.

        Modification without Consent of Holders.    We and the unit agent may amend the unit agreement without the consent of the holders to:

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  cure any ambiguity;

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  correct or supplement any defective or inconsistent provision; or

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  amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

        Modification with Consent of Holders.    We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

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  materially and adversely affect the holders' units or the terms of the unit agreement; or

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  reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement.

        Modifications of any debt securities included in units may be made only in accordance with the applicable indenture, as described under "Description of the Debt Securities—Modification of the Indentures."

        Consolidation, Merger or Sale of Assets.    The unit agreement provides that we may not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or persons in a single transaction or through a series of transactions, unless:

  •
  we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the "surviving entity") is a company organized and existing under the laws of the United States or any State or territory;

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  the surviving entity expressly assumes all of our obligations under the debt securities and each indenture, and will, if required by law to effectuate the assumption, execute supplemental indentures which will be delivered to the unit agents and will be in form and substance reasonably satisfactory to the trustees;

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  no immediately after giving effect to such transaction or series of transactions on a pro forma basis, default has occurred and is continuing; and

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  we or the surviving entity have delivered to the unit agents an officers' certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.

        If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indentures, the successor corporation will succeed to and be substituted for us, and may exercise our rights and powers, under the indentures with the same effect as if such successor corporation had been named as us.

        Unit Agreement Not Qualified under Trust Indenture Act.    The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

        Title.    We, the unit agent, the trustees, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

        New York Law to Govern.    The unit agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

Transfer Agent and Registrar

        The Bank of New York is the transfer agent and registrar for our common stock. We will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may offer and sell the securities described in this prospectus:

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  through agents;

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  through remarketing firms;

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  through one or more underwriters or dealers;

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  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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  directly to one or more purchasers (through a specific bidding or auction process or otherwise);

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  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended ("Securities Act");

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  through a combination of any of these methods of sale; or

  •
  at a fixed exchange ratio in return for other of our securities.

        The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices relating to the prevailing market prices; or

  •
  at negotiated prices.

        Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

        We may use a remarketing firm to offer to sell the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

        If we offer and sell securities through an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

        If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

        We may solicit offers to purchase the securities directly and we may sell the securities directly to institutional or other investors. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement. We may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

        We may authorize our agents or underwriters to solicit offers to purchase securities at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of the securities sold will be made under the contracts and any conditions to each party's performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters or agents soliciting purchases of securities under delayed delivery contracts will be described in the applicable prospectus supplement.

        Unless indicated in the applicable prospectus supplement, all debt securities, depositary shares and preferred stock will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange, except for the common stock, which is listed on the New York Stock Exchange. Underwriters involved in the public offering and sale of these securities may make a market in the securities. They are not obligated to make a market, however, and may discontinue market making activity at any time. We cannot give any assurance as to the liquidity of the trading market for any of these securities.

Derivatives and Hedging Transactions

        We may enter into derivative or other hedging transactions third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Company or borrowed from the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Through the Internet or Bidding or Ordering System

        We may offer securities directly to the public, with or without the involvement of agents, underwriters or dealers and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may affect the price or other terms at which such securities are sold.

        The final offering price at which securities would be sold, and the allocation of securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. We will describe in a supplement to this prospectus how any auction or bidding process will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the process and, where applicable, the nature of the underwriters' obligations with respect to the auction or ordering system.

LEGAL MATTERS

        Certain legal matters on behalf of Qwest, QSC and QCF will be passed upon for us by Stephen E. Brilz, Esq. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and the related consolidated financial statement schedule of Qwest Communications International Inc. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal controls over financial reporting as of December 31, 2004 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the consolidated financial statements as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, refers to the adoption of certain new accounting standards.

           No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

Prospectus Supplement

Prospectus

$1,000,000,000

Qwest Communications International Inc.

% Convertible Senior Notes due 2025

Sole Book-Running Manager
Goldman, Sachs & Co.

Co-Lead Managers

Credit Suisse First Boston
Morgan Stanley

Co-Managers

Citigroup
Lehman Brothers
Wachovia Securities